UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Novell, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Novell, Inc.
404 Wyman Street
Waltham, MA 02451
Phone 781-464-8000
www.novell.com
February 28, 2006
Dear Stockholder:
It is my pleasure to invite you to attend the 2006 Annual Meeting of Stockholders. The meeting will be held on Thursday, April 6, 2006, at 10:00 a.m. in our offices located at 404 Wyman Street, Waltham, Massachusetts 02451. The Annual Meeting is being held to elect ten directors, to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and to consider one stockholder proposal.
Novell continues to be committed to good corporate governance practices, the most important of which we describe in the attached proxy statement. During the past year, we have continued to refine these practices. At their core, our corporate governance practices are designed to enhance our ability to execute our responsibilities to you. I hope you will take the time to review them.
Fiscal 2005 was a year of great change for Novell as we heightened our focus on Linux, Open Source applications, and Identity-Driven Computing, and implemented an important restructuring. We are pleased with our progress in 2005 and are excited about our strategy for the future. At the Annual Meeting, we will review this progress and our plans for 2006, and will answer any questions you may have.
On behalf of Novell’s Board of Directors and management team, I look forward to greeting you and our other valued stockholders who are able to attend.
Sincerely,
Jack L. Messman
Chairman of the Board
and Chief Executive Officer
Novell, Inc.

NOVELL, INC.
404 Wyman Street
Waltham, MA 02451
Notice of the 2006 Annual Meeting of Stockholders
The 2006 Annual Meeting of Stockholders of Novell, Inc. will be held on Thursday, April 6, 2006 at 10:00 a.m. at our offices at 404 Wyman Street, Waltham, Massachusetts 02451 for the following purposes:

1.	To elect ten directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended October 31, 2006; and

3.	To consider one stockholder proposal set forth on pages 17 through 18 in the accompanying proxy statement.
All holders of record of shares of Novell common stock and Series B Convertible Preferred Stock at the close of business on February 15, 2006 are entitled to notice of, to attend and to vote at the Annual Meeting. A complete list of these stockholders will be available at our principal executive offices at 404 Wyman Street, Waltham, MA 02451 for at least ten days prior to the Annual Meeting. Such list shall also be produced and kept at 404 Wyman Street, Waltham, Massachusetts 02451 during the Annual Meeting.
By Order of the Board of Directors,
Joseph A. LaSala, Jr.
Senior Vice President,
General Counsel and Secretary
February 28, 2006
Stockholders are requested to vote via the Internet or by telephone in accordance with the instructions listed on the enclosed proxy card, or to sign the proxy card and return it in the enclosed stamped envelope by return mail.

Proxy Statement

NOVELL, INC.
404 Wyman Street
Waltham, MA 02451
PROXY STATEMENT
February 28, 2006
STOCKHOLDERS OF RECORD OWNING SHARES OF NOVELL, INC. COMMON STOCK
AT THE CLOSE OF BUSINESS ON FEBRUARY 15, 2006
ARE ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING
      The Board of Directors of Novell, Inc. is soliciting proxies for the 2006 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
      The Annual Meeting will be held on Thursday, April 6, 2006 at 10:00 a.m. at our offices at 404 Wyman Street, Waltham, Massachusetts 02451.
      The Board of Directors of Novell, Inc. set February 15, 2006 as the record date for the Annual Meeting. Stockholders of record who owned Novell’s common stock and Series B Convertible Preferred Stock (the “Preferred Stock”) at the close of business on that date are entitled to vote at and attend the Annual Meeting. The holders of common stock are entitled to one vote for each share owned. The holders of the Preferred Stock vote on an as-converted basis together with the holders of common stock as one class, which gives them the right to 8,000 votes for each share of Preferred Stock owned. There were approximately 389,062,596 shares of Novell’s common stock and 187 shares of Preferred Stock outstanding on the record date.
      This proxy statement is being mailed on or about February 28, 2006 to stockholders entitled to vote at the Annual Meeting.
QUESTIONS AND ANSWERS
Q: When and where is the Annual Meeting?

A:	Novell’s 2006 Annual Meeting of Stockholders is being held on Thursday, April 6, 2006 at 10:00 a.m. at our offices at 404 Wyman Street, Waltham, Massachusetts 02451.
Q: Do I need a ticket to attend the Annual Meeting?

A:	No, you will not need a ticket to attend the Annual Meeting, but you will need to present a photo identification.
Q: Why am I receiving this proxy statement and proxy card?

A:	You are receiving a proxy statement and proxy card from us because you owned shares of stock of Novell, Inc. on the record date. This proxy statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision. The proxy card is used for voting.
Q: What is the effect of signing and returning my proxy card?

A:	When you sign and return the proxy card, you appoint Jack L. Messman, Joseph S. Tibbetts, Jr., and Joseph A. LaSala, Jr. as your representatives at the Annual Meeting. Messrs. Messman, Tibbetts, and LaSala will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote via the Internet or telephone in advance of the Annual Meeting, or to complete, sign and return your proxy card, just in case your plans change. You can always vote in person at the Annual Meeting, even if you have already sent in your proxy card.

If you sign and return but do not indicate on the proxy card how you want your votes cast, Messrs. Messman, Tibbetts, and LaSala will vote your shares FOR all of the nominees for director, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and AGAINST the stockholder proposal.

If a matter properly comes up for a vote at the Annual Meeting that is not described in this proxy statement, Messrs. Messman, Tibbetts, and LaSala will vote your shares in their discretion.
Q:  What am I voting on?

A:	You are being asked to vote on:

•	the election of ten nominees to serve on our Board of Directors;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

•	a stockholder proposal for the amendment of Novell’s certificate of incorporation or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

The Board of Directors unanimously recommends that you vote FOR all of the nominees for director, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and AGAINST the proposal for an amendment of Novell’s certificate of incorporation or bylaws to provide for majority voting in the election of directors.
Q:  How do I vote?

A:	There are four ways you may vote as explained in the detailed instructions on your proxy card. In summary, you may:

•	Place your vote via the Internet.

Please follow the instructions that came in the envelope together with your proxy statement. If you vote on the Internet, you do not need to mail in your proxy card.
OR

•	Place your vote by telephone.

Please follow the instructions that came in the envelope together with your proxy statement. If you vote by telephone, you do not need to mail in your proxy card. Stockholders with rotary telephone service will not be able to vote by telephone.
OR

•	Mail in your completed, signed and dated proxy card.
OR

•	Vote in person by attending the Annual Meeting.

We will pass out written ballots to any stockholder wanting to vote in person at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stock broker (or other nominee) in order to vote at the Annual Meeting.

The Internet and telephone voting procedures have been designed to verify stockholders’ identities and allow stockholders to confirm that their voting instructions have been properly recorded.

Q:  What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent and/or with stock brokers or other nominees. Please complete and provide voting instructions for all proxy cards and voting instruction cards that you receive. You may vote via the Internet, by telephone or by signing and returning all proxy cards to ensure that all your shares are voted.
Q:  What if I change my mind after I have voted?

A:	You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the Annual Meeting by:

•	voting again via the Internet or by telephone (only your latest vote will be counted);

•	completing, signing and returning another proxy card that is dated after the date of your earlier proxy card (again, only your latest vote will be counted);

•	sending written notice to our Corporate Secretary at our principal executive offices in Waltham, Massachusetts, which notice must be received prior to the date of the Annual Meeting, stating that you would like to revoke your proxy; or

•	voting in person at the Annual Meeting.

If you do not properly revoke your proxy, properly executed proxies will be voted as you specified or by the representatives as explained in the proxy statement.
Q:  What is a “quorum”?

A:	A “quorum” is the number of shares of stock that must be present, in person or by proxy, in order for business to be transacted at the Annual Meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding and entitled to vote at the Annual Meeting. There must be a quorum present for the Annual Meeting to be held. All stockholders present in person or represented by completed and signed proxy cards, Internet votes, and telephone votes, whether representing a vote for, against, withheld, or abstained or a broker non-vote, will be counted toward the quorum.
Q:  What is the required vote for a proposal to pass?

A:	With regard to the proposal for the election of directors, the required vote is a plurality of the votes of the shares that are (i) represented in person or represented by proxy at the Annual Meeting and (ii) entitled to vote on the proposal. With regard to the ratification of our independent registered public accounting firm and the stockholder proposal, the required vote is the affirmative vote of a majority of shares that are (i) represented in person or represented by proxy at the Annual Meeting and (ii) entitled to vote on the proposal.
Q:  What is a “broker non-vote”?

A:	Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on “routine matters,” such as director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as stockholder proposals. Because the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, with respect to uninstructed shares, the broker may submit a proxy card and vote on the routine matters but it may not vote on the non-routine matters.

Q:  Will my shares be voted if I do not sign and return my proxy card?

A:	They could be. If your shares are held in “street name” and you do not instruct your nominee how to vote your shares, your nominee may either use its discretion to vote your shares on the “routine matters” being considered at the meeting (the election of directors and the ratification of our independent registered public accounting firm) or leave your shares unvoted. For the “non-routine matter” being considered at the meeting, your nominee would not be able to vote on such matter.

We encourage you to provide instructions to your nominee by completing the instruction card or proxy that it sends to you. This will ensure that the nominee votes your shares at the Annual Meeting as you direct.
Q:  How are broker non-votes counted?

A:	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal. A broker non-vote will not affect the outcome of any proposal in this proxy statement.
Q:  How are abstentions and withheld votes counted?

A:	Abstentions and withheld votes are counted for the purposes of determining both (i) the presence of a quorum and (ii) the total number of shares entitled to vote with respect to a proposal. Withheld votes will have no effect on the outcome of the election of directors. Abstentions will have the same effect as a vote “AGAINST” all other proposals being presented at the Annual Meeting.
Q:  Who is soliciting my vote?

A:	This proxy solicitation is being made and paid for by Novell, Inc. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, or fax, in person or otherwise. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and Novell’s transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have also retained the services of Innisfree M&A Incorporated to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries. Innisfree will also solicit proxies from stockholders for the Annual Meeting. We will pay approximately $18,000, plus out-of-pocket expenses, for these services.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
      This table shows, as of January 31, 2006, how many shares of our common stock are beneficially owned by stockholders who have reported or are known by us to have beneficial ownership of more than five percent of our common stock, our directors, our named executive officers and our executive officers as a group. There were 388,880,156 shares of common stock outstanding on January 31, 2006.

	Number of
	Outstanding			Total Shares	Percent of
	Shares	Right to	Restricted	Beneficially	Outstanding
Name	Owned(1)	Acquire(2)	Stock(3)	Owned	Shares

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071 (4)	20,871,900	—	—	20,871,900	5.37%
Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606 (5)	22,106,600	—	—	22,106,600	5.68%
OppenheimerFunds, Inc. Two World Financial Center 225 Liberty Street New York, NY 10281 (6)	34,074,659	—	—	34,074,659	8.76%
Tudor Investment Corporation (7)	20,451,520	—	—	18,762,470	5.26%
Albert Aiello	24,000	70,000	—	94,000	*
Fred Corrado	11,000	78,160	—	89,160	*
Richard L. Crandall	16,000	37,500	—	53,500	*
Claudine B. Malone	5,000	44,424	—	49,424	*
Jack L. Messman	804,406	5,271,578	150,000	6,225,984	1.58%
Richard L. Nolan	10,000	249,762	—	259,762	*
Thomas G. Plaskett	15,000	70,000	—	85,000	*
John W. Poduska, Sr.	113,275	151,732	—	265,007	*
James D. Robinson, III	34,751	165,172	—	199,923	*
Kathy Brittain White	2,000	37,500	—	39,500	*
Susan Heystee	2,198	50,833	—	53,031	*
Ronald Hovsepian	45,596	691,405	392,584	1,129,585	*
Joseph A. LaSala, Jr.	50,745	547,332	20,070	618,147	*
Joseph S. Tibbetts, Jr.	21,190	359,078	34,405	414,673	*
All current directors and executive officers as a group (17 persons)	1,207,667	8,381,888	799,959	10,389,514	2.65%

*	less than 1%

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as may be otherwise indicated in a footnote. With respect to directors and executive officers, these tables include vested restricted stock holdings and exclude shares that may be acquired through stock option exercises and unvested restricted common stock holdings.

(2)	Includes shares that can be acquired through stock options that are exercisable through April 1, 2006. Shares of common stock underlying these stock options cannot be voted at the annual meeting unless the options are exercised prior to the record date for the Annual Meeting.

(3)	These shares can be voted, but are subject to a vesting schedule, forfeiture risk and other restrictions.

(4)	Pursuant to a Schedule 13G/A filed on February 10, 2006 by Capital Research and Management Company disclosed that it had sole power to vote and dispose of all shares.

(5)	Pursuant to a Schedule 13G filed on February 14, 2006 by Columbia Wanger Asset Management, L.P. disclosed that it had sole power to vote and dispose of all shares.

(6)	Pursuant to a Schedule 13G/A filed on February 7, 2006 by OppenheimerFunds, Inc. disclosed that it had shared power to vote and dispose of all shares.

(7)	Pursuant to a Schedule 13G/A filed on February 14, 2006 by Tudor Investment Corporation disclosed that it and its affiliates named in that Schedule had shared power to vote and dispose of all shares. Affiliates named included Tudor Investment Corporation, Paul Tudor Jones, II, Tudor Proprietary Trading, L.L.C., and The Altar Rock Fund L.P., all of which have a principal business address of 1275 King Street, Greenwich, CT 06831; and The Tudor BVI Global Portfolio Ltd. and The Raptor Global Portfolio Ltd., both of which have a principal business address of c/o CITCO, Kaya Flamboyan 9, P.O. Box 4774, Curacao, Netherlands Antilles.

CORPORATE GOVERNANCE
Board of Directors
      Novell is managed under the direction of the Board of Directors, whose purpose is to maximize long-term economic value for our stockholders by responsibly addressing not only their concerns, but also those of our customers, employees, business partners, the communities and governments where Novell has operations and does business, and the public at large. In fulfilling its duties, the Board of Directors and its committees oversee the corporate governance of Novell, oversee and advise management in developing our financial and business goals, evaluate management’s performance in pursuing and achieving those goals, and oversee our public disclosures and the disclosure processes. Our Statement on Corporate Governance sets forth the duties and responsibilities of the Board of Directors, criteria for the constitution of, membership on, and the procedures for and required meetings of the Board of Directors and other corporate governance matters. This Statement is attached as Appendix A to this proxy statement and is also available on our website at http://www.novell.com/company/ir/cg/ through the Corporate Governance page.
     Independence
      There are ten directors on our Board of Directors. The Board of Directors has determined that eight of its ten directors, including all members of the Audit, Compensation and Corporate Governance Committees, are “independent” as defined by the listing standards of The Nasdaq Stock Market currently in effect and approved by the Securities and Exchange Commission (the “SEC”), all applicable rules and regulations of the SEC, and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. These eight directors are: Albert Aiello, Fred Corrado, Richard L. Crandall, Richard L. Nolan, Claudine B. Malone, Thomas G. Plaskett, John W. Poduska, Sr. and Kathy Brittain White.
     Financial Expertise
      The Board of Directors has determined that three of the members of the Audit Committee, Mr. Corrado, Mr. Crandall, and Ms. Malone, possess the attributes to be considered financially sophisticated for purposes of the listing standards of The Nasdaq Stock Market and have the background to be considered “audit committee financial experts” as defined by the rules and regulations of the SEC.
Board Committees
      The following provides an overview of the membership and responsibilities of all of the committees of the Board of Directors.

Audit Committee

Fred Corrado, Chairperson	• Oversee accounting and financial reporting processes and audits of the financial statements
Albert Aiello	— review judgments and decisions affecting financial statements
Richard L. Crandall	— review all financial data to be released
Claudine Malone	• Monitor compliance with applicable laws and regulations and review significant cases of misconduct
• Oversee internal control over financial reporting
• Oversee disclosure controls and procedures
• Oversee implementation of the Code of Business Ethics
• Oversee Novell’s initiatives in connection with Section 404 of the Sarbanes-Oxley Act of 2002 to (i) establish and maintain an adequate internal control structure and procedures for financial reporting and (ii) assess the effectiveness of such internal control structure and procedures.

Audit Committee

• Oversee Novell’s investment policies, controls, and procedures, and portfolio performance
• Oversee internal audit function
• Oversee independent auditors
— appoint and approve compensation
— pre-approve permitted services
— evaluate performance
— monitor independence
      In addition to the above functions, the Audit Committee has adopted procedures for its receipt, retention, and treatment of concerns and complaints regarding accounting, internal controls, or auditing matters. The Audit Committee has established an online reporting tool located at www.novell.com/ethics/ index.jsp, accessible through the Corporate Governance page, for the submission of such concerns by stockholders, employees and members of the public. All submissions may be made completely anonymously. The Audit Committee encourages, but does not require, that anyone making a submission supply his or her contact information to facilitate follow-up, clarification and assistance with investigation of the concern or complaint. Novell does not permit retaliation or discrimination of any kind against employees for any complaints submitted in good faith.
      The Board of Directors has adopted a written charter for the Audit Committee. A current copy of the Audit Committee Charter is attached as Appendix B to this proxy statement and is also available on our website at http://www.novell.com/company/ir/cg/ through the Corporate Governance page.
Compensation Committee

John W. Poduska, Sr., Chairperson	• Establish overall compensation philosophies • Evaluate management performance and development
Richard L. Nolan	• Recommend performance evaluation and compensation for CEO to
Claudine B. Malone	Board
Thomas G. Plaskett	• Set compensation for executives
— consider industry benchmarks
— establish and administer performance goals
• Establish compensation program for employees
• Recommend director compensation to Corporate Governance Committee and Board
• Administer employee benefit and incentive plans
• Administer stock option and other equity-based plans
• Oversee succession planning
• Review management development policies
      A current copy of the Compensation Committee Charter is attached as Appendix C to this proxy statement and is also available on our website at http://www.novell.com/company/ir/cg/ through the Corporate Governance page.

Corporate Governance Committee

Thomas G. Plaskett, Chairperson	• Establish criteria for the selection of directors and recommend Board nominees
John W. Poduska, Sr.	— conduct searches for prospective directors
Kathy Brittain White	— review candidates recommended by stockholders
• Recommend committee membership
• Oversee corporate governance
— review committee charters
— review codes of ethics for executives, employees and directors
• Monitor director independence
• Review and approve all transactions between Novell and its directors and executive officers
• Oversee board and committee evaluation and development
• Recommend director compensation to the Board
      A current copy of the Corporate Governance Committee Charter is attached as Appendix D to this proxy statement and is also available on our website at http://www.novell.com/company/ir/cg/ through the Corporate Governance page.
Information Technology Oversight Committee

Rickard L. Nolan, Chairperson	• Oversee major information technology (IT) related projects and technology architecture decisions
Albert Aiello John W. Poduska, Sr.	• Direct management to implement IT programs that support Novell’s objectives and strategies
James D. Robinson, III	• Monitor the effectiveness of IT security and disaster recovery capabilities
Kathy Brittain White	• Provide guidance to Novell’s senior IT management team
• Advise the Board of Directors on IT-related matters
      The Board of Directors believes that information technology is critical in how corporations run their businesses and that boards of directors need to take an active role in understanding and overseeing the technological initiatives of their corporations in order to effectively oversee risk management, monitor internal controls, and promote effective communication among employees. The charter of the Information Technology Oversight Committee is attached to this proxy statement as Appendix E and is also available on our website at http://www.novell.com/company/ir/cg/ through the Corporate Governance page.
Option Grant Committee

Jack L. Messman	• Make discretionary grants of stock options and restricted stock to non-executive employees eligible to participate in our employee equity plans.
Meetings of the Board of Directors and Board Committees
      During fiscal 2005, the Board of Directors held ten meetings, the Audit Committee held 13 meetings, the Compensation Committee held four meetings, the Corporate Governance Committee held four meetings, the IT Oversight Committee held four meetings, and the Option Grant Committee acted entirely by written consent. During the last fiscal year, each current director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she then served.

      Our policy on director attendance at annual meetings calls for directors to be invited but not required to attend Novell’s annual meetings of stockholders. Messrs. Aiello, Mackie and Messman attended the 2005 Annual Meeting of Stockholders.
Codes of Ethics
      We have adopted two codes of ethics, each designed to encourage our employees, executives and directors to act with the highest integrity.
      Code of Business Ethics. We review and update our Code of Business Ethics annually (the “Code”). The purpose of the Code is to convey the basic principles of business conduct expected of all Novell executives and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Controller, and other senior financial personnel performing similar functions. We require every each of these persons to review the Code at least once a year and to submit a report to the Novell Ethics Officer (i) stating that he or she has read and understands the Code, (ii) reporting any conflicts of interest he or she may have, (iii) agreeing to comply with all of Novell’s policies, and (iv) reporting any suspected violations of the Code or Novell’s policies referenced in the Code by him or her or other employees. In support of the Code, we have provided our employees with numerous avenues for the reporting of ethics violations or other similar concerns, including the required employee reports and an anonymous telephone hotline. The Audit Committee monitors the implementation and enforcement of the Code. The Code meets the definition of “code of ethics” under the rules and regulations of the SEC and is posted on our website at http://www.novell.com/company/ir/cg/ through the Corporate Governance page.
      Non-Employee Director Code of Ethics. The Board of Directors has established the Non-Employee Director Code of Ethics (the “Director Code”). The Director Code sensitizes directors on areas of ethical risk relating to their specialized roles, provides guidance to help directors recognize and deal with ethical issues, provides mechanisms for directors to report unethical conduct, and fosters among directors a culture of honesty and accountability. Each director is required to review the Director Code at least once a year and to submit a report (i) stating that he or she has read and understands the Director Code, (ii) reporting any conflicts of interest he or she may have, (iii) agreeing to comply with the Director Code, and (iv) reporting any suspected violations of the Director Code. A copy of the Director Code may be found at www.novell.com/company/ir/cg/ through the Corporate Governance page.
Stock Ownership Requirements
      Novell has established Stock Ownership Programs designed to further align the interests of our Board of Directors and executives with those of our stockholders. Novell’s Non-Employee Director Stock Ownership Program requires each non-employee director to own an amount of Novell common stock having a value equal to three times the annual cash board retainer that is payable to each non-employee member of the Board of Directors. Each non-employee director must have attained 5% of their total required ownership percentage by November 1, 2005, and must attain 15% by November 1, 2006, 30% by November 1, 2007, 60% by November 1, 2008 and 100% by November 1, 2009. Newly-elected directors have five years to attain the total required ownership percentage, at the pace set forth above.
      Novell’s Executive Stock Ownership Program requires all executives at a level of Vice President and above to own shares of our common stock having a value equal to a multiplier of the executive’s salary being earned as of their initial participation date. The multiplier for the CEO is three times; for Senior and Executive Vice Presidents or their equivalents, two times; and for other Vice Presidents, one time. Executives subject to the reporting requirements of Section 16 of the Securities Act of 1934, as amended, must have attained 5% of their total required ownership percentage by November 1, 2003, 15% by November 1, 2004, and 30% by November 1, 2005, and must attain 60% by November 1, 2006 and 100% by November 1, 2007. All other executives have an additional two years to attain the required percentages. Executives promoted or hired into positions that are subject to the Program after the Program’s commencement have five years to attain the total required ownership percentage at the pace set forth above.

      No officer or member of the Board of Directors may sell, transfer, or encumber any Novell shares until he or she has achieved his or her total required ownership percentage, and then may only sell, transfer or encumber such number of shares as would not cause the value of their Novell stock holdings to fall below his or her total required ownership percentage, with some limited exceptions. Non-compliance by members of the Board of Directors with the Program will be taken into consideration during the annual performance review of each participant, and such noncompliance will be disclosed in the proxy statement for Novell’s annual meeting of stockholders. In the event that an executive is not in compliance with the requirements of the Program for a specific year, the Compensation Committee may require the executive to defer to the Stock-Based Deferred Compensation Plan up to 50% of any bonus payable to the participant until the executive has met his or her requirements.
Procedures for Contacting Directors
      The Board of Directors has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors generally or a specific director at any time by writing to Novell’s General Counsel, 404 Wyman Street, Waltham, Massachusetts 02451. The General Counsel reviews all messages received, and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board of Directors. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board of Directors generally, to the Chairman of the Corporate Governance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board of Directors. The General Counsel has the right, but not the obligation, to forward such other communications to appropriate channels within Novell.
Director Nominations
      The Corporate Governance Committee considers recommendations for director nominees from a wide variety of sources, including members of our Board of Directors, business contacts, community leaders, third-party advisory services and members of management. The Corporate Governance Committee also considers stockholder recommendations for director nominees that are properly received in accordance with our Bylaws.
      The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, industry expertise, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, past performance. In making its recommendations, the Corporate Governance Committee seeks out outstanding talent among minority groups and women.
      Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to Novell’s Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by the Secretary not later than ninety days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was first mailed to stockholders. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC, including the written consent of the person proposed to be nominated to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth (i) whether or not the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iii) the name and address of the stockholder making the nomination as they appear on Novell’s books and of the beneficial owner, if any, on whose behalf the nomination is made, and (iv) the class and number of shares of Novell stock that are owned of record by such stockholder and beneficially by such beneficial owner.

      The Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Committee. A member of the Corporate Governance Committee will contact for further review those candidates whom the Committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board of Directors. If, after further discussions with the candidate, and other further review and consideration as necessary, the Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board of Directors.
Sarbanes-Oxley Section 404 Initiatives
      Pursuant to rules adopted by the SEC to implement Section 404 of the Sarbanes-Oxley Act of 2002, Novell management was required to provide an assessment of the effectiveness of Novell’s internal control over financial reporting in Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005. Those rules also required PricewaterhouseCoopers LLP, our independent registered public accounting firm, to report on that assessment as well as report on their own assessment of our internal control over financial reporting. Under the supervision of the Audit Committee, we established a 404 Project Team, comprised of Novell personnel around the world, and a comprehensive action plan for meeting the requirements of Section 404, which provided for the creation of appropriate documentation and management testing of internal controls pursuant to PCAOB Auditing Standard No. 2. We performed interim testing as the year progressed, and our procedures included plans for the timely remediation of any control deficiencies that may have been identified throughout the year. This action plan enabled us and PricewaterhouseCoopers LLP to provide the assessments and reports that were required as of the end of fiscal 2005 in our Annual Report on Form 10-K for the fiscal year ended October 31, 2005.

PROPOSAL ONE
ELECTION OF DIRECTORS
      The Board of Directors has adopted a resolution fixing the number of directors at ten. Accordingly, a Board of ten directors is to be elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until their successors are elected and qualified, except in the event of their earlier death, resignation or removal. All of the nominees have indicated that they are able and willing to serve if elected. If any nominee should become unavailable prior to the election, the Board of Directors may recommend another person and Messrs. Messman, Tibbetts and LaSala, as your representatives, will vote for such person if you have given them your proxy.
      There are no family relationships among our executive officers and the nominees for director.
Biographies of Nominees for the Board of Directors
Albert Aiello
Director since 2003
      Mr. Aiello, age 63, is Managing Director of Albert Aiello & Associates, a strategic technology management consulting company he founded in February 2003. Prior to that, Mr. Aiello served as Global Chief Information Officer of Lend Lease Corporation, a financial and construction management company, from January 1998 to December 2002, and as a member of its board of directors from May 1998 to December 2002. Mr. Aiello was the Chief Information Officer for Fidelity Investments, a financial management company, from April 1990 to December 1997. Mr. Aiello was also Chairman of the Board of the Software Productivity Consortium from December 1999 to December 2000. Mr. Aiello has also served as a member of the board of directors of CoolSavings, Inc.
Fred Corrado
Director since 2002
      Mr. Corrado, age 65, served as Vice Chairman of the Board of Directors and Chief Financial Officer of The Great Atlantic & Pacific Tea Company, Inc., a food retailer, from October 1992 until February 2002. Mr. Corrado is also a director of two non-profit organizations, Covenant House and the New Jersey Performing Arts Center.
Richard L. Crandall
Director since 2003
      Mr. Crandall, age 62, is a founding Managing Director of Arbor Partners, a high technology venture capital firm, a position he has held since November 1997. Mr. Crandall also serves as the chairman of the Enterprise Software Roundtable, an organization of the senior corporate leadership of the 35 largest software companies, which he founded in July 1994. Mr. Crandall served as the Chairman of Giga Information Systems, a research and consulting firm, from July 2002 until February 2003, and was a board member and special advisor of Giga from its founding in April 1996 until February 2003. Prior to that, Mr. Crandall was a founder of Comshare, Inc., a decision support software company, and served as its Chief Executive Officer from April 1970 until April 1994 and its Chairman from April 1994 until April 1997. Mr. Crandall is also a director of Diebold, Inc., and the Dreman/ Claymore Dividend & Income Fund, a management investment company.
Claudine B. Malone
Director since 2003
      Ms. Malone, age 69, has been the President and Chief Executive Officer of Financial and Management Consulting Inc., a consulting firm, since 1984. Ms. Malone served as a visiting professor at the Colgate-Darden Business School of the University of Virginia from 1984 to 1987, an adjunct professor of the School of Business Administration at Georgetown University from 1982 to 1984, and an assistant and associate professor at the Harvard Graduate School of Business Administration from 1972 to 1981. Ms. Malone also serves on the boards of Hasbro, Inc., Aviva Life Insurance Company, Science Applications International Corp., and LaFarge North America.

Jack L. Messman
Director since 1985
Chairman since November 2001
      Mr. Messman, age 65, became President and Chief Executive Officer of Novell in connection with Novell’s acquisition of Cambridge Technology Partners (Massachusetts), Inc. (“Cambridge”), an eBusiness systems integration company, in July 2001. Mr. Messman was elected Chairman of the Board of Directors in November 2001. He served as President from July 2001 through October 2005, at which time Ronald W. Hovsepian was named President. Mr. Messman continues to serve as Chief Executive Officer. Prior to joining Novell, Mr. Messman served as President and Chief Executive Officer of Cambridge from August 1999 to July 2001. Mr. Messman served as Chairman of the Board and Chief Executive Officer of Union Pacific Resources Group Inc., an oil and gas company, from October 1996 until August 1999. Mr. Messman is also a director of RadioShack Corporation, Safeguard Scientifics, Inc. and Timminco Limited. Mr. Messman has indicated his intention to resign from one of these boards within the next six months.
Richard L. Nolan
Director since 1998
      Mr. Nolan, age 65, is the William Barclay Harding Professor of Management of Technology, emeritus, Harvard Business School, an institution of higher education, a professorship he was awarded in September 1991. Mr. Nolan is also the Philip M. Condit Professor of Business Administration at the University of Washington since September 2003. Mr. Nolan served as Chairman and Chief Executive Officer of Nolan, Norton and Company, an information technology management consulting company, from 1977 until the company was acquired by KPMG LLP in 1987. Mr. Nolan then served as Chairman of Nolan, Norton and Company and Partner of KPMG from 1987 to 1991. Mr. Nolan is also a director of The Great Atlantic & Pacific Tea Company.
Thomas G. Plaskett
Director since 2002
      Mr. Plaskett, age 62, has served as Chairman of Fox Run Capital Associates, a private merchant banking and consulting firm focusing on advisory and consulting services for emerging companies, from October 1991 to the present. Additionally, Mr. Plaskett served as the Chairman of Probex Corporation, an energy technology company, from November 1999 until December 2000 and as its President and CEO from November 1999 to August 2000. Mr. Plaskett served as Vice Chairman of Legend Airlines, Inc., an airline, from June 1997 until February 2001 and as its Executive Vice President from September 1999 to February 2001. Mr. Plaskett also served as the Chairman of Greyhound Lines, Inc., a transportation company, from March 1995 until March 1999. Mr. Plaskett is also a director of Alcon, Inc. and RadioShack Corporation.
John W. Poduska, Sr., Sc.D.
Director since 2001
      Dr. Poduska, age 68, was the Chairman of Advanced Visual Systems, Inc., a provider of visualization software, from January 1992 to December 2001. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer, Inc., a computer manufacturer. From December 1985 until December 1989, Dr. Poduska was founder, Chairman and Chief Executive Officer of Stellar Computer, Inc., a computer manufacturer and the predecessor of Stardent Computer, Inc. Prior to founding Stellar Computer, Inc., Dr. Poduska founded Apollo Computer Inc. and Prime Computer Inc. Dr. Poduska is also a director of Anadarko Petroleum Corporation and Safeguard Scientifics, Inc.

James D. Robinson, III
Director since 2001
      Mr. Robinson, age 70, is co-founder and General Partner of RRE Ventures and Chairman of RRE Investors, LLC, private information technology venture investment firms, and has held those positions since 1994. He has also been President of J.D. Robinson Inc., a strategic advisory firm, since 1993. Mr. Robinson previously served as Chairman and Chief Executive Officer of American Express Company, a financial services company, from 1977 to 1993. Mr. Robinson is non-executive chairman of Bristol-Myers Squibb Company, and a director of The Coca-Cola Company and First Data Corporation.
Kathy Brittain White
Director since 2003
      Ms. White, age 56, has served as President and Founder of Rural Sourcing, Inc., an organization aimed at developing information technology employment in rural communities, since January 2004. Ms. White also serves as President of the Horizon Institute of Technology, a foundation supporting technology outreach initiatives in the Arkansas delta, since founding it in 2002. Ms. White served as Executive Vice President and Chief Information Officer for Cardinal Health, Inc., a provider of medical products and services, from February 1999 until March 2003. Prior to that, Ms. White served as Senior Vice President and Chief Information Officer with Allegiance Healthcare, Inc., a provider of medical products and services, from 1996 until its acquisition by Cardinal in February 1999. Ms. White was also an associate professor at the University of North Carolina, Greensboro for ten years. Ms. White is a director of Mattel, Inc.
Vote Required and Board Recommendation
      The ten nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.
      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has retained PricewaterhouseCoopers LLP as Novell’s independent registered public accounting firm for fiscal 2006. Although stockholder ratification is not required by Novell’s Bylaws or under any other applicable legal requirement, the Audit Committee is asking the stockholders for ratification of the selection of PricewaterhouseCoopers LLP as a matter of good corporate governance. If the stockholders do not ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP, the Audit Committee will take such determination into account in its future selection of an independent registered public accounting firm. PricewaterhouseCoopers LLP will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.
Vote Required and Board Recommendation
      The affirmative vote of a majority of the shares present and entitled to vote on this proposal will be required for its approval.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE
STOCKHOLDER PROPOSAL: MAJORITY-VOTING STANDARD
      The following proposal was submitted to Novell by The United Brotherhood of Carpenters Pension Fund, the beneficial owner of 6,300 shares of our common stock (based on information provided to us on behalf of The United Brotherhood of Carpenters Pension Fund), and is included verbatim in this proxy statement in compliance with SEC rules and regulations.
Proponent’s Proposal
      Resolved: That the shareholders of Novell, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.
Proponent’s Supporting Statement
      Our Company is incorporated in Delaware. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in a corporation’s certificate or bylaws, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”
      Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.
      We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.
      The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh and McClennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.
      Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.
      Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.
      We urge your support for this important director election reform.
Novell’s Response
      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
      The Board believes that adherence to sound corporate governance policies and practices is important in ensuring that Novell is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of its stockholders. It is equally important to ensure that the mechanisms through which stockholders participate are those that best serve the interests of the company and its stockholders. Consistent with Delaware law, most Delaware public companies, like Novell, provide that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to be voted in a director election, so long as a quorum is present at the meeting. This proposal would alter this longstanding and widespread director election voting procedure. For the following reasons, at this time, the Board of Directors believes it would not be in the best interests of Novell stockholders to change the method by which directors are elected at this time.
      First, given Novell’s record of strong corporate practices and responsiveness to stockholder concerns, we believe that this proposal is unnecessary. In fact, in our view, it is that strong record that accounts for the extremely high level of support our director candidates have received over the years, contrary to the implication of minimal support in the proposal’s supporting statement. In the past five years, no director has received support from less than 85% of the votes cast. Consequently, this proposal would have had no effect whatsoever on any prior Novell board election. Novell’s plurality voting standard has resulted in strong, independent boards that have consistently worked to serve the best interests of the stockholders.
      Second, the Board of Directors already considers stockholder interests and desires in making its director nominations. As set forth in this Proxy Statement under “Corporate Governance,” the Board of Directors follows a rigorous director nomination process that gives due regard to stockholder nominees. The Corporate Governance Committee of the Board of Directors, comprised entirely of independent directors, considers an extensive set of criteria in selecting candidates for election to the board and considers candidates recommended by stockholders in the same manner as other candidates. Consequently, adoption this proposal is not necessary in order to compel or encourage the board to consider stockholder interests and desires.
      Third, we are not aware of any majority voting scheme that does not have the potential for unintended negative consequences. For example, a majority voting standard will take away from the stockholders a very important and effective means of expressing to the board their concerns about certain matters. So-called “Just Vote No Campaigns” have been effective in changing policies at numerous corporations. If a majority vote standard is adopted, stockholders will be reluctant to use their withhold vote to express concern since it could result in the removal of a director which may not be the stockholders’ intent. In addition, adoption of the proposal could force the company to deal with the consequences of a “failed election,” or one in which one or more directors are not seated on the Board. Among other negative consequences, such a circumstance could affect the company’s compliance with listing standards or other requirements for maintaining independent directors or directors who are financial experts.
      The practical difficulties and issues surrounding the implementation of a majority voting standard are currently being discussed and evaluated by governmental authorities, scholars, corporations and investors. As a result, various alternatives to a majority voting standard are being considered and implemented. The Board of Directors is closely following this evolving area and believes that, given the current uncertainties as to the legal and practical implications of a majority vote standard, such as the possibility of a failed election as mentioned above, making amendments to the Company’s Certificate of Incorporation of Bylaws is not a productive way to address the proponent’s concerns at this time. The Board of Directors is committed to maintaining the highest standards of corporate governance, and in the event a workable consensus as to best practices emerges, will carefully consider whether such a change is in the best interests of Novell stockholders.
      Until that time, the Board of Directors strongly urges stockholders to vote against the proposal to require majority voting for the election of directors.
Vote Required and Board Recommendation
      The affirmative vote of a majority of the shares present and entitled to vote on this proposal will be required for its approval.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The table below shows, for the last three fiscal years, compensation paid to Novell’s Chief Executive Officer and the four other most highly compensated executive officers during fiscal 2005 (based on salary and bonus) serving at fiscal year end. We refer to all of these officers as the “Named Executive Officers.”

					Long-Term Compensation Award
		Annual Compensation(1)
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)(2)	($)(3)	($)(4)	(#)	($)(5)

Jack L. Messman	2005	$950,150	$625,000	$171,826	—	1,551,528	$83,383
Chairman of the Board and	2004	$950,037	$987,026	$77,013	—	848,500	$43,062
Chief Executive Officer	2003	$950,037	—	$66,776	—	980,000	$86,230
Susan Heystee (6)	2005	$457,067	$50,415	—	—	280,000	—
President, Novell Americas
Ronald Hovsepian (6)	2005	$500,020	$416,000	—	$2,256,000	575,000	$32,815
President and Chief	2004	$500,020	$575,000	—	—	137,000	$27,759
Operating Officer	2003	$212,188	—	—	$324,000	500,000	$6,667
Joseph A. LaSala, Jr.	2005	$352,627	$161,000	$3,073	—	163,319	$25,672
Senior Vice President,	2004	$340,015	$262,548	$6,740	—	137,500	$14,047
General Counsel and	2003	$340,014	—	$3,645	—	123,000	$18,189
Secretary
Joseph S. Tibbetts, Jr. (6)	2005	$466,685	$184,000	—	—	247,598	$27,555
Senior Vice President,	2004	$450,017	$217,094	—	—	154,000	$18,001
Chief Financial Officer	2003	$328,859	—	—	—	200,000	$10,500

(1)	Compensation deferred at the election of the executive, pursuant to the Novell, Inc. Retirement and Savings Plan and the Deferred Compensation Plan, is included in the year earned.

(2)	Cash bonuses for services rendered in fiscal 2005, 2004 and 2003 have been listed in the fiscal year earned, although most bonuses were paid after the end of the applicable fiscal year. Pursuant to Mr. Hovsepian’s employment agreement, 50% of his bonus for the first year of employment was guaranteed, and $250,000 of the bonus listed for 2004 was paid in satisfaction of that guarantee in June 2004.

(3)	No Named Executive Officer received perquisites in an amount greater than the lesser of (i) $50,000 or (ii) 10% of such Named Executive Officer’s total salary plus bonus, except for Mr. Messman. Amounts listed for Mr. LaSala represent reimbursement for the payment of taxes. Amounts for Mr. Messman in fiscal 2005 and fiscal 2004 include personal use of Novell’s corporate aircraft that was valued at $137,711 (valued at the incremental cost to the corporation) and $54,615 (valued using Standard Industry Fare Level (“SIFL”) rates from the U.S. Department of Transportation), respectively. Amounts for Mr. Messman in fiscal 2003 include personal use of Novell’s corporate aircraft that was valued at $41,079 (valued using SIFL rates) and imputed interest income in the amount of $11,929.

(4)	Restricted common stock awards are valued at the fair market value (as defined in Novell’s stock plans) on the date of grant less the purchase price. Holders of such restricted common stock awards have the right to vote the shares and to receive cash dividends, if any. Any stock dividends that may be received will have the same vesting restrictions as the shares.

As of October 31, 2005, when the closing price of Novell’s common stock was $7.62, Mr. Hovsepian had 333,334 unvested shares with a fair market value of $2,506,672. The restricted stock grant to Mr. Hovsepian made in fiscal 2003 vested one-third on the first and second annual anniversaries of the grant date and will vest another one-third on the third annual anniversary of the grant date. The restricted stock grant to Mr. Hovsepian made in fiscal 2005 will vest based on the achievement of various operating profit targets.

(5)	The stated amounts are Novell’s matching contributions to the Novell, Inc. 401(k) Retirement and Savings Plan and the Deferred Compensation Plan, except that the following amounts reflect the dollar value of the benefit related to life insurance: Mr. Messman—$4,620, $5,060, and 5,500 in fiscal years 2003, 2004, and 2005, respectively; and Mr. LaSala—$1,480, $1,580, and 1,680 in fiscal years 2003, 2004, and 2005, respectively. Messrs. Messman and LaSala have collaterally assigned these life insurance policies to Novell to secure the repayment to Novell of up to the entire amount of the premiums paid by Novell pursuant to these policies. These payments are in respect of split-dollar insurance arrangements that were entered into prior to the adoption of the Sarbanes-Oxley Act of 2002, and no new arrangements have been entered into since the adoption of the Act.

(6)	Ms. Heystee became an executive officer of Novell in July 2005. Mr. Hovsepian joined Novell in June 2003. Mr. Tibbetts joined Novell as Senior Vice President and Chief Financial Officer in February 2003.

Stock Option Grants in Fiscal Year 2005
      This table shows stock option grants during fiscal 2005 to the Named Executive Officers. We have not granted any stock appreciation rights to the Named Executive Officers.

		Individual Grants

	Number of	% of Total			Potential Realizable Value at
	Securities	Options			Assumed Annual Rates of
	Underlying	Granted to			Stock Price Appreciation for
	Options	Employees	Exercise		Option Term(3)
	Granted	in Fiscal	Price	Expiration
Name	(#)(1)	Year(2)	($/Sh)	Date	5% ($)	10% ($)

Jack L. Messman	1,551,528	11.43%	$6.67	12/14/2012 (4)	$4,941,039	$11,834,648
Susan Heystee	80,000	0.59%	$5.55	3/30/2013 (5)	$211,990	$507,753
	100,000	0.74%	$6.80	9/6/2011 (6)	$231,265	$524,661
	100,000	0.74%	$6.80	9/6/2013 (7)	$324,670	$777,640
Ronald Hovsepian	275,000	2.03%	$6.35	12/13/2012 (4)	$833,757	$1,996,992
	300,000	2.21%	$7.57	10/31/2013 (8)	$1,084,301	$2,597,090
Joseph A. LaSala, Jr.	163,319	1.20%	$6.35	12/13/2012 (4)	$495,157	$1,185,988
Joseph S. Tibbetts, Jr.	247,598	1.82%	$6.35	12/13/2012 (4)	$750,678	$1,798,004

(1)	All options shown in the table have exercise prices equal to the fair market value of our common stock on the date of grant and have the terms indicated. In the event of a change in control, as defined in Novell’s stock plans, except as otherwise determined by the Board of Directors prior to the occurrence of such change in control, all options shall become fully exercisable and vested and shall be terminated in exchange for a net cash payment. In the event of a merger of Novell or the sale of substantially all of the assets of Novell that does not constitute a change in control, the acquiring company shall assume the unvested options. The Board of Directors can accelerate unvested options if the acquiring company does not assume the options. The plans provide for various methods of exercise. Novell currently allows for cash, cashier’s check or cashless exercise.

(2)	Options to purchase a total of approximately 13,573,299 shares were granted to employees in fiscal 2005.

(3)	Potential realizable value assumes the price of our common stock will appreciate at the annual rates shown. These rates are compounded annually from the date of grant until the end of the term of the option. The potential realizable value is calculated as:

•	the potential stock price per share at the end of the term based on the 5% and 10% assumed appreciation rates,

•	less the exercise price per share,

•	times the number of shares subject to the option.

These numbers are calculated based on the requirements of the SEC and do not reflect Novell’s estimate of future common stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on, among other things, the timing of such exercise and the future performance of Novell’s common stock. There is no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4)	Half of the shares subject to this option become vested and exercisable with respect to 25% of such portion on the first annual anniversary of the date of grant, with an additional 2.0833% of such portion becoming vested and exercisable on each succeeding monthly anniversary of the date of grant, so that this half of the option will be fully vested on the fourth annual anniversary of the date of grant. One quarter of the shares subject to this option become vested and exercisable on the day that the average reported closing price of Novell’s Common Stock over the previous 30 consecutive trading days has been greater than or equal to 1.15 multiplied by the exercise price of the option, provided that in no event shall such portion vest in less than one year. The final quarter of the shares subject to this option become vested and exercisable on the day that the average reported closing price of Novell’s Common Stock over the previous 30 consecutive trading days has been greater than or equal to 1.30 multiplied by the exercise price of the option, provided that in no event shall such portion vest in less than one year. If the performance conditions are not satisfied, all of the performance-based options shall vest on the sixth annual anniversary of the date of grant.

(5)	The shares subject to this option become vested and exercisable with respect to 25% on the first annual anniversary of the date of grant, with an additional 2.0833% becoming vested and exercisable on each succeeding monthly anniversary of the date of grant, so as to be fully vested on the fourth annual anniversary of the date of grant.

(6)	Of the shares subject to this option, half vest on the thirtieth consecutive trading day that the reported closing price of Novell’s Common Stock has been greater than or equal to 1.1 multiplied by the exercise price of the option, or $7.48, provided that in no event shall such portion vest before July 18, 2006. The other half vest on the thirtieth consecutive trading day that the reported closing price of Novell’s Common Stock has been greater than or equal to 1.265 multiplied by the exercise price of the option, or $8.60, provided that in no event shall such portion vest before July 18, 2006.

(7)	The shares subject to this option become vested and exercisable with respect to 25% on July 18, 2006, with an additional 2.0833% becoming vested and exercisable on each succeeding monthly anniversary, so as to be fully vested on July 18, 2009.

(8)	Half of the shares subject to this option become vested and exercisable with respect to 25% of such portion on the first annual anniversary of the date of grant, with an additional 2.0833% of such portion becoming vested and exercisable on each succeeding monthly anniversary of the date of grant, so that this half of the option will be fully vested on the fourth annual anniversary of the date of grant. The other half of the shares subject to this option will vest based on the achievement of various operating revenue targets.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      This table shows information regarding shares acquired and value realized upon exercise of stock options by the Named Executive Officers during fiscal 2005 and the number and value of options held at the end of fiscal 2005 by the Named Executive Officers.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-the-
	Acquired		Options at Fiscal Year		Money Options at Fiscal Year
	On	Value	End(#)		End($)(2)
	Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack L. Messman	—	—	4,058,023	2,461,050	$10,794,565	$2,864,323
Susan Heystee	—	—	23,541	326,459	$10,616	$355,384
Ronald Hovsepian	—	—	451,041	760,959	$1,783,330	$720,920
Joseph A. LaSala, Jr.	—	—	413,645	310,174	$1,263,228	$394,068
Joseph S. Tibbetts, Jr.	13,000	$50,180	164,353	422,245	$618,780	$698,370

(1)	Value realized on exercise is calculated as:

•	the fair market value of Novell’s common stock on the date of exercise,

•	less the option exercise price per share,

•	times the number of shares subject to the options exercised.

(2)	Value of unexercised in-the-money options is calculated as:

•	the fair market value of Novell’s common stock on October 31, 2005 ($7.62 per share),

•	less the option exercise price per share,

•	times the number of shares subject to the options.
Equity Compensation Plan Information
      The following table provides information regarding the aggregate number of shares of Novell common stock to be issued under all of our stock option and equity-based plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise price as of October 31, 2005. Material features of the 2000 Nonqualified Stock Option Plan and the Novell/ SilverStream 2001 Stock Option Plan, which plans were not approved by stockholders, are described in Note R to the Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the year ended October 31, 2005.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders	36,885,403	$6.42	26,182,138
Equity compensation plans not approved by security holders	12,645,813	$7.62	12,058,832

Total	49,531,216	$6.72	38,240,970

Employment Contracts, Termination of Employment and Change-in-Control Arrangements
      Mr. Messman entered into an employment agreement with Novell upon becoming Chief Executive Officer and President. The agreement currently provides for an annual base salary of $950,000. Mr. Messman is eligible to participate in Novell’s Fiscal 2006 Annual Bonus Program for Executives with an annual target bonus of 143% of his base salary if performance goals are met. Upon his initial employment, Mr. Messman received options to purchase a total of 2,408,045 shares of Novell’s common stock and the right to purchase 715,780 shares of restricted common stock for a purchase price of $.10 per share. Pursuant to the employment agreement, Mr. Messman is entitled to receive employee benefits made available to other employees and officers of Novell and their eligible dependents. Novell also maintains long-term disability insurance, short-term disability insurance, term life insurance coverage, accidental death and dismemberment coverage, and business travel accident insurance for the benefit of Mr. Messman.
      Ms. Heystee and Messrs. Hovsepian, LaSala, and Tibbetts are all party to employment arrangements with us that provide for annual base salaries of $400,000, $650,000, $355,000, and $470,000, respectively. Ms. Heystee and Messrs. Hovsepian, LaSala, and Tibbetts are all eligible to participate in Novell’s Fiscal 2006 Annual Bonus Program for Executives that provides for the payment of bonuses if personal and corporate performance goals are met with annual target bonus of 100%, 100%, 75% and 90%, respectively. They are all entitled to receive employee benefits made available to other employees and officers of Novell and their eligible dependents.
      Messrs. Messman, Hovsepian, LaSala, and Tibbetts and Ms. Heystee are parties to severance agreements with us. Generally, in the event of involuntary termination of an executive’s employment without a change in control, the agreements will provide the following benefits paid by Novell: (i) payment of a multiple of the executive’s base salary; (ii) a prorated bonus for the year of termination; (iii) twelve months of continued health and dental coverage; (iv) accelerated vesting of that portion of the executive’s outstanding stock options, if any, that would have vested within the one year period following the date of executive’s termination; (v) accelerated vesting of the portion of the executive’s outstanding restricted common stock, if any, that would have vested within the one year period from the date of executive’s termination; and (vi) reimbursement for outplacement benefits that are actually provided, not to exceed 20% of the executive’s base salary. The multiples referred to in (i) above for the Named Executive Officers are as follows: Mr. Messman— two times; and Messrs. Hovsepian, LaSala, and Tibbetts and Ms. Heystee— one and one half times. Additionally, Mr. Messman would also receive an amount equal to two times his target bonus.
      The severance agreements also provide that in the event of an involuntary termination in connection with a change in control of Novell, the executive will receive the following benefits paid by Novell: (i) payment of a multiple of the executive’s base salary and target bonus; (ii) a prorated bonus for the year of termination; (iii) a certain number of months of continued health and dental coverage; (iv) a lump sum cash payment of what Novell would have paid as matching contributions under the Novell 401(k) plan for a certain number of months after the executive’s termination date; (v) a lump sum cash payment of what Novell would have paid as premiums under the executive’s split-dollar life insurance policy, if any, for a certain number of months after the executive’s termination date; (vi) payment of certain legal fees; (vii) outstanding restricted common stock, if any, and other equity rights, if any, will become fully vested; (viii) outstanding stock options, if any, will become fully vested; (ix) a lump sum payment equal to 20% of the executive’s base salary which may be used to cover the costs of outplacement assistance; and (x) if the payments provided to the executive exceed the amount that triggers the excise tax under section 4999 of the Tax Code by more than 10%, the payments will be grossed-up. The multiples and total number of months for health and dental insurance coverage, 401(k) plan matching contributions and life insurance premiums for each Named Executive Officer are as follows: Mr. Messman—three times and 36 months; and Messrs. Hovsepian, LaSala and Tibbetts and Ms. Heystee—two times and 24 months. Mr. Messman also has the right to terminate his employment for any reason during the 30-day period after the first anniversary of a change in control and receive these benefits. Additionally, all of the severance agreements contain non-competition and non-solicitation provisions.
      Mr. Hovsepian’s severance agreement provides an additional event under which Mr. Hovsepian could receive severance benefits from Novell. In the event that Mr. Hovsepian does not succeed Jack L. Messman as the chief executive officer of Novell, and Mr. Hovsepian resigns from Novell within one year of the date that Mr. Messman ceases to serve as Novell’s chief executive officer, Mr. Hovsepian will receive the following benefits: (i) payment of one and one-half times his base salary; (ii) a prorated bonus for the year of termination; (iii) twelve months of continued health and dental coverage; (iv) accelerated vesting of all outstanding stock options, if any, subject to time-based vesting, but not those subject to performance-based vesting; and (v) accelerated vesting of all outstanding restricted common stock, if any, subject to time-based vesting, but not that common stock subject to performance-based vesting. Additionally, in the event that Mr. Hovsepian receives severance benefits under this provision, Mr. Hovsepian will not be bound by the non-competition provisions of the agreement, but he will be required to provide Novell with 120 days’ notice prior to the termination of his employment. Additionally, Mr. Hovsepian will continue to be bound by the non-solicitation provisions of the agreement.
Director Compensation
      The primary goal of our director compensation program is to support the achievement of Novell’s performance objectives and to attract and retain highly qualified directors. Compensation of Novell’s non-employee directors is as follows:

•	the annual retainer for membership on the Board of Directors is $50,000;

•	the annual retainer for service as a committee chairperson is $5,000;

•	fees for attendance at meetings of the Board of Directors are $1,500;

•	fees for attendance at committee meetings of the Board of Directors are $1,500; and

•	stock option grants as described below.
Our non-employee directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors and its Committees.

      Non-employee directors may elect to have all or a portion of their annual board retainer deferred through the purchase of common stock equivalents (“CSE’s”) and designate what date in the future such CSE’s will be paid out in shares of Novell common stock.
      Subject to the vesting provisions described below, the annual board retainer payable to any non-employee director who elects to defer all or a portion of his annual board retainer shall be increased by an amount (such amount to be referred to as the “Match”) of up to 25% of such portion of the annual board retainer that is deferred through the purchase of CSE’s, provided that the Match shall be used solely to purchase additional CSE’s. The exact percentage of the Match shall be determined by the Compensation Committee. For the upcoming year, the Compensation Committee has determined that the match will be 25%. The CSE’s purchased with Match funds shall be credited to a separate bookkeeping account from the CSE’s purchased with the annual board retainer. In the event that any non-employee director ceases to serve as a member of Novell’s Board of Directors prior to the third anniversary of such director’s purchase of any CSE’s with any given Match, all CSE’s purchased with each such Match shall be forfeited and such director shall no longer have any rights with respect to such Match or such CSE’s.
      Upon the initial appointment of each non-employee director to the Board of Directors, such director will be granted options to purchase an aggregate of 50,000 shares of common stock, vesting 25% annually over four years. In addition, each incumbent non-employee director will receive an annual grant of an option to purchase an aggregate of 25,000 shares of common stock, vesting 50% annually over two years. Options will be granted either automatically pursuant to Novell’s Stock Option Plan for Non-Employee Directors (the “Director Plan”) or by the Compensation Committee pursuant to Novell’s 2000 Stock Plan. All options are non-statutory options, have an exercise price equal to the fair market value of our common stock on the date of grant and have a term of eight or ten years. Upon a change in control, options granted under the Director Plan become exercisable in full by a non-employee director if within one year of such change in control the non-employee director ceases for any reason to be a member of the Board of Directors. Under the 2000 Stock Plan, in the event of a change in control, the outstanding options may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the options will fully vest and become fully exercisable. Upon retirement from the Board of Directors after the age 73, options granted under the Director Plan become fully vested. Upon retirement from the Board of Directors after the age of 65, the vesting of options granted under the 2000 Stock Plan is accelerated by one year. Upon resignation from the Board of Directors for any reason, directors have six months in which to exercise their vested options.
      In May 2005, all non-employee directors were each granted options to purchase 25,000 shares of common stock with an exercise price of $5.91 per share per the annual grant to incumbent directors.
      Novell had a Directors’ Charitable Award Program (the “Charitable Program”) for which all members of the Board of Directors were eligible, subject to vesting requirements. The Board of Directors terminated the Charitable Program with respect to all persons joining our Board of Directors after January 7, 2003, but has kept the program in place with respect to those persons who were directors on or prior to January 7, 2003. The Charitable Program is funded by life insurance policies purchased by Novell, which provide for a $1,000,000 death benefit to participating directors. Upon the death of a participating director, Novell will donate the proceeds of the $1,000,000 death benefit (paid in ten equal annual installments) to non-profit organizations recommended by the director. Individual directors derive no financial benefit from the Charitable Program since all available insurance proceeds and tax deductions accrue solely to Novell. The aggregate cost to Novell of the life insurance premiums paid during fiscal 2005 to fund the Charitable Program was $317,453.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
Compensation Philosophy
      Our philosophy for the total compensation and equity incentive package of the Chief Executive Officer and the members of our executive team, which includes the Named Executive Officers (collectively, the “Executives”), is to promote the achievement of Novell’s performance objectives, ensure that Executives’ interests are aligned with stockholders’ interests in the success of Novell, provide compensation opportunities that will attract, retain, and motivate superior executive personnel, and compensate Executives in line with the practices of high technology industry companies that are comparable to Novell, as discussed below. Also, our philosophy is that the compensation and equity incentives of each Executive should be significantly influenced by the Executive’s individual performance. Accordingly, a significant percentage of the total compensation and equity incentive package of each Executive is contingent upon individual performance.
      The Compensation Committee has retained an outside, independent compensation consulting firm and has the sole authority to direct its work, authorize payment for its services and to terminate its engagement. Our compensation program for Executives is structured to be aligned with high technology industry companies that are comparable to Novell, and the program for fiscal 2006 will be largely similar to the program for fiscal 2005, which includes changes in our Long Term Incentives program made in December 2005, and is described below. The Compensation Committee, working with its outside, independent compensation consulting firm and with the assistance of Novell’s compensation department, reviewed executive total compensation data from nationally recognized surveys of high technology companies. Survey data was isolated, as closely as possible, to comparable high technology companies determined on the basis of similarity to Novell with respect to operations, revenue level, industry segment and employment market conditions.
      In general, our total compensation and equity incentive system includes salary, which is based upon individual competencies and skills and alignment with comparable high technology companies, bonus, which is awarded based upon corporate results and individual performance, and equity awards, which are granted in amounts aligned to the practices of comparable high technology companies. The Compensation Committee also uses its best judgment in any competitive situation to determine compensation on a case by case basis.
Executive Base Salaries
      Base salaries for the Executives are aligned to the 50th percentile of base salaries of comparable high technology companies for their respective positions, levels of responsibility and their knowledge and experience. Alignment to the 50th percentile of base salaries of comparable high technology companies enables us to retain and attract key talent. In December 2005, the Compensation Committee reviewed the base salary of each of the Executives and compared the salaries to compensation survey data for comparable high technology companies. Based on this review, the Compensation Committee determined to grant salary increases for certain Executives where necessary for competitive alignment.
Fiscal 2005 Annual Bonus Program for Executives other than the Chief Executive Officer
      Each Executive was assigned a target bonus opportunity of his or her base salary that is both internally equitable and externally aligned to the 75th percentile of bonus targets of comparable high technology companies, assuming 100% funding of the bonus pool. Actual bonus payments could be higher or lower than the 75th percentile depending on Novell’s corporate performance. Aligning bonus opportunity to the 75th percentile of bonus targets of comparable high technology companies enables us to highly motivate Executives to achieve Novell’s key business initiatives. Each executive was also assigned both quantitative and qualitative performance objectives with various weightings that are designed to advance the achievement of Novell’s key business initiatives. These performance objectives for fiscal 2005 related to company-wide or region-specific revenue, company-wide or region-specific operating income, company-wide or region-specific revenue from Identity Management, company-wide or region-specific revenue from Linux and Open Enterprise Server, expense targets, customer satisfaction, and measurable progress in employee engagement initiatives. Depending upon the Executive’s duties, some or all of these goals were assigned.
      Additionally, each year, the Compensation Committee establishes operating profit targets for the fiscal year that must be achieved by Novell in order for the Annual Bonus Program to be funded at a corresponding level, targets which were approved for fiscal 2005 by the Compensation Committee in early 2005. If Novell does not meet those operating profit targets, the Annual Bonus Program will not be funded, and no bonuses will be paid under the Program for the fiscal year. The specific bonus amount to be paid to each Executive is approved by the Compensation Committee, which reviews initial bonus recommendations made by Mr. Messman for each Executive.
      The Compensation Committee determined that the operating profit targets for fiscal 2005 had been achieved and, therefore, the Novell, Inc. Annual Bonus Program was funded at a corresponding level. This bonus funding level percentage is multiplied by the Executive’s target bonus percentage times their salary to determine their dollar bonus opportunity. The Compensation Committee, with Mr. Messman, reviewed each Executive’s performance against assigned quantitative and qualitative performance objectives for fiscal 2005 and established their actual total performance achievement (expressed as a percentage of their assigned goals). The bonus award for each Executive was determined by multiplying their dollar bonus opportunity by their total performance achievement percentage. Mr. Messman made recommendations to the Committee of the performance achievement percentage for each executive, and the corresponding bonus awards. The Compensation Committee has the discretion to adjust up or down the bonus awards recommended by Mr. Messman.
Long Term Incentives (Stock Option and Restricted Common Stock Grants)
      The Compensation Committee approves grants under Novell’s stock plans to provide additional incentives to Executives that are tied to growth of stock price over time and to encourage their continued employment with Novell. This year, the Compensation Committee performed an extensive evaluation of various types of long term incentives, taking into consideration effectiveness in driving business objectives, accounting requirements, stockholder interest, and Novell’s policy that at least 50% of each long term incentive award must be performance-based. Based on our evaluation, it is the Compensation Committee’s philosophy, for fiscal 2006 and the future, that long term incentive awards will be granted in the form of stock options and restricted common stock.
      Specific grant amounts for each executive for grants made in December 2005 were recommended to the Committee by Mr. Messman based on survey data from comparable high technology companies, targeting the 50th percentile. Based on Mr. Messman’s recommendations, the Compensation Committee granted stock option and restricted common stock awards to all Executives. The Compensation Committee has the discretion to adjust up or down the grants of stock options and awards of restricted stock recommended by Mr. Messman. Fifty percent of the stock options awarded become exercisable over a four-year period. The remaining 50% of the stock options awarded become exercisable based on the achievement of operating revenue targets. Fifty percent of the restricted common stock awarded vest over a four-year period and the remaining 50% of the restricted common stock awarded vest based on the achievement of operating profit targets. If the revenue targets or operating profit targets are not met, awards will be forfeited.
Total Compensation of Chief Executive Officer
      In December 2005, the Compensation Committee reviewed Mr. Messman’s compensation package. In light of Mr. Messman’s responsibilities as Chief Executive Officer, and compared to survey data for comparable high technology companies, the Committee determined that Mr. Messman’s base salary of $950,000 continued to be competitive and, therefore, no salary increase for fiscal 2006 was provided.
      Mr. Messman’s target bonus opportunity percentage of his base salary is aligned to the 75th percentile of bonus targets of comparable high technology companies. Aligning Mr. Messman’s bonus opportunity to the 75th percentile of bonus targets of comparable high technology companies enables us to highly motivate Mr. Messman to achieve Novell’s key business initiatives. As with the other Executives, bonus funding occurs once the Compensation Committee determines that Novell has met the operating profit targets approved by the

Compensation Committee in early 2005. The Compensation Committee determined the specific bonus amount payable to Mr. Messman based on his performance against assigned quantitative and qualitative performance objectives, approved by the Compensation Committee in early 2005, that were designed to advance Novell’s achievement of key business initiatives. These performance objectives for Mr. Messman for fiscal 2005 included operating income, revenue from Identity Management, Linux and Open Enterprise Server, revenue from all other sources, customer satisfaction and employee engagement.
      The Compensation Committee determined that the operating profit targets for fiscal 2005 had been achieved, and the Novell, Inc. Annual Bonus Program was funded at a corresponding level. The Compensation Committee performed an evaluation of Mr. Messman’s achievement against his assigned qualitative and quantitative performance objectives. Mr. Messman’s actual achievement against these performance objectives resulted in a 2005 bonus award to him of $625,000, with the Compensation Committee using the same bonus calculation methodology as for the other Executives. The independent members of Novell’s Board of Directors have the discretion to either approve the recommendation of the Committee or request that the Committee make a new recommendation based on the performance evaluation of the CEO by the Board.
      Using the same criteria applicable to each of the Executives in approving long term incentive awards, the Compensation Committee awarded Mr. Messman, for fiscal 2005, an option to purchase 600,000 shares of Novell’s common stock and a restricted common stock grant of 150,000 shares. The same vesting criteria as described above for the Executives apply to the long term incentive awards to Mr. Messman.
      Mr. Messman also received other compensation and benefits in fiscal 2005, including company matching contributions under Novell’s Deferred Compensation and 401(k) Plans in accordance with their provisions, financial planning benefits, personal use of the company aircraft, and other health and welfare benefits provided to employees.
Qualifying Compensation
      The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for certain Executives’ compensation exceeding $1,000,000 per person in any taxable year unless it is “performance based” within the meaning of Section 162(m). Non-performance based compensation of some of those Executives exceeded $1,000,000 in fiscal 2002, 2003, 2004 and 2005 and is expected to exceed $1,000,000 in 2006. Accordingly, a portion of the compensation to these individuals was not, and would not be, deductible by Novell. As a result of accumulated net operating losses, Novell does not pay current taxes. Our policy is, to the extent reasonable, to qualify our Executives’ compensation for deductibility under Section 162(m) and other applicable tax laws. However, we believe that providing an appropriate level of cash compensation and maintaining flexibility in determining compensation may be more important than preserving this potential tax deduction.
Respectfully submitted,
John W. Poduska, Sr., Chairperson
Claudine B. Malone
Richard L. Nolan
Thomas G. Plaskett

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of Novell’s financial reporting process, including matters relating to Novell’s financial disclosure and reporting process and the system of internal controls over financial reporting. The Audit Committee also has sole authority to appoint, retain, fix the compensation of and oversee the work of Novell’s independent registered public accounting firm. Management has the primary responsibility for the financial reporting process, including the system of internal controls over financial reporting, and for preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Novell’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America, auditing management’s assessment of the effectiveness of internal control over financial reporting, and expressing an opinion as to whether Novell maintained, in all material respects, effective internal control over financial reporting.
      The Audit Committee has reviewed Novell’s audited financial statements for fiscal 2005, and met and held discussions with PricewaterhouseCoopers LLP (“PwC”), Novell’s independent registered public accounting firm for fiscal 2005, and management regarding the audited financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and PwC’s opinion as to whether Novell maintained, in all material respects, effective internal control over financial reporting. Management has represented to the Audit Committee that Novell’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
      The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90, as amended (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of Novell’s accounting principles.
      PwC also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with PwC their independence from management and Novell. The Audit Committee has also considered the compatibility of non-audit services with the independence of PwC.
      Based on the Audit Committee’s meetings and discussions with management and PwC, the Audit Committee’s review of the audited financial statements, the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Novell’s Annual Report on Form 10-K for the year ended October 31, 2005 filed with the SEC on January 10, 2006.
Respectfully submitted,
Fred Corrado, Chairperson
Albert Aiello
Richard L. Crandall
Claudine Malone

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm and audited our consolidated financial statements for fiscal 2005, audited management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2005, and expressed an opinion as to whether Novell maintained, in all material respects, effective internal control over financial reporting as of October 31, 2005. PwC also performed audit-related services and consultation in connection with various accounting and financial reporting matters. Additionally, PwC performed certain non-audit services during fiscal 2005 that are permitted under the Sarbanes-Oxley Act and related rules of the SEC for Novell. PwC will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.
      Ernst & Young served as our independent registered public accounting firm and audited our consolidated financial statements for fiscal 2004, and performed audit-related services and consultation in connection with various accounting and financial reporting matters. Ernst & Young also performed certain non-audit services during fiscal 2004 that are permitted under the Sarbanes-Oxley Act and related rules of the SEC for Novell. The Audit Committee dismissed Ernst & Young as Novell’s independent registered public accounting firm effective January 13, 2005.
      The Audit Committee determined that the provision of the audit-related and permitted non-audit services provided by PwC during fiscal 2005 and Ernst & Young during fiscal 2004 was compatible with maintaining their independence pursuant to the auditor independence rules of the SEC for each of these respective years.
      For the fiscal year ended October 31, 2005 with respect to PwC, and for the fiscal year ended October 31, 2004 and the subsequent interim period through January 13, 2005 with respect to Ernst & Young, there were no disagreements with the independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the independent registered public accounting firm, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Furthermore, the audit reports of the independent registered public accounting firm for Novell’s two most recently completed fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
      There were no consultations during the two fiscal years ended October 31, 2004 and the subsequent interim period through January 13, 2005 by Novell with PwC regarding the application of accounting principles or the type of audit opinion that might be rendered on the company’s financial statements for the two fiscal years ended October 31, 2004.
Fees Billed to Novell by PwC During Fiscal 2005 and Ernst & Young During Fiscal 2004
     Audit Fees
      The aggregate fees billed by PwC for the fiscal year ended October 31, 2005 for services rendered for the audit of Novell’s annual financial statements and internal control over financial reporting included in Novell’s Form 10-K and review of the interim financial statements included in Novell’s Forms 10-Q, including services related thereto, were $3,836,000.
      The aggregate fees billed by Ernst & Young for the fiscal year ended October 31, 2004 for services rendered for the audit of Novell’s annual financial statements included in Novell’s Form 10-K and review of the interim financial statements included in Novell’s Forms 10-Q, including services related thereto, were $2,859,000.
     Audit-Related Fees
      The aggregate fees billed by PwC for the fiscal year ended October 31, 2005 for assurance and related services that are reasonably related to the performance of the audit or review of Novell’s financial statements and are not reported as “Audit Fees,” including an audit of a foreign retirement fund, were $1,000.

      The aggregate fees billed by Ernst & Young for the fiscal year ended October 31, 2004 for assurance and related services that are reasonably related to the performance of the audit or review of Novell’s financial statements and are not reported as “Audit Fees,” including due diligence related to mergers and acquisitions, audits of acquired businesses, assistance with Section 404 internal control reporting requirements, and consultations concerning financial accounting and reporting matters not classified as audit, were $190,918.
     Tax Fees
      The aggregate fees billed by PwC for the fiscal year ended October 31, 2005 for services rendered for tax compliance, tax advice and tax planning, which included tax return preparation in various foreign jurisdictions, consultation regarding various tax issues, support provided to management in connection with income and other tax audits, and tax services for expatriate employees, were $198,178.
      The aggregate fees billed by Ernst & Young for the fiscal year ended October 31, 2004 for services rendered for tax compliance, tax advice and tax planning, which included tax return preparation in various foreign jurisdictions, consultation regarding various tax issues, support provided to management in connection with income and other tax audits, services relating to transfer pricing analysis, and tax services for expatriate employees, were $913,898.
     All Other Fees
      The aggregate fees billed by PwC for the fiscal year ended October 31, 2005 for products and services other than those described above were $1,500 for an accounting research product licensed from PwC.
      No fees were billed by Ernst & Young for the fiscal year ended October 31, 2004 for products and services other than those described above.
Pre-approval Policies and Procedures
      All audit and non-audit services to be performed by Novell’s independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.
      As early as practicable in each fiscal year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the fiscal year. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.
      A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.
      Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as “Audit-Related,” “Tax,” and “All Other,” none were billed pursuant to these provisions in fiscal 2005 or fiscal 2004 without pre-approval.

PERFORMANCE GRAPH
      The following graph compares the performance of Novell’s common stock with the performance of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”) and an industry index over the past five fiscal years starting from October 31, 2000. The graphs assume that $100 was invested on October 31, 2000 in Novell’s common stock, the S&P 500 Index and the industry index, and that all dividends were reinvested. Novell’s industry index is The Nasdaq Computer & Data Processing Services Index, which is composed of all Nasdaq companies with an SIC Code of 737. A list of the companies included in this index will be furnished by Novell to any stockholder upon written request of the Corporate Secretary.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG NOVELL, INC., THE S&P 500 INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX
      Copyright ©2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

		Indexed/ Cumulative Returns Fiscal Year
	Base	Ended October 31,
	Period
Company/ Index Name	2000	2001	2002	2003	2004	2005

Novell, Inc.	$100	39.33	27.00	65.22	79.89	84.67
S&P 500 Index	$100	75.10	63.75	77.01	84.27	91.62
Nasdaq Computer & Data Processing Services Index	$100	50.29	42.77	52.85	59.30	60.43

CERTAIN TRANSACTIONS
      During fiscal 2005, Novell received consulting services from J.D. Robinson Incorporated. The consulting agreement between Novell and J.D. Robinson Incorporated with respect to the provision of those services provides for us to make payments of $200,000 per year to J.D. Robinson Incorporated for these services. Mr. Robinson, a member of our Board of Directors, is Chairman and Chief Executive Officer and the sole stockholder of J.D. Robinson Incorporated.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who beneficially own more than 10% of our common stock to send reports of their ownership of shares of common stock and changes in ownership to us and the SEC. Based on our records and information that we received during this fiscal year, we believe that during fiscal 2005 all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them.
DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS
      SEC rules and regulations generally require that proposals that stockholders would like included in a company’s proxy materials must be received by the corporate secretary of the company no later than 120 days before the first anniversary of the date on which this proxy statement was first mailed to stockholders. Accordingly, proposals that stockholders would like included in Novell’s proxy materials for the 2007 Annual Meeting of Stockholders of Novell must be received by the Secretary of Novell at its principal office (404 Wyman Street Waltham, MA 02451, Attention Corporate Secretary) no later than October 31, 2006 in order to be considered for possible inclusion in such proxy materials.
      Novell’s Bylaws contain an advance notice provision regarding stockholder proposals which provides that, to be timely, a stockholder’s notice of intention to bring business before a meeting must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of Novell and received by the Secretary no later than 90 days prior to the first anniversary of the date on which this proxy statement was first mailed to stockholders. Accordingly, advance notice must be received by the Secretary of Novell at Novell’s principal executive offices no later than November 30, 2006 in order to be timely. Any proposal received after that date will not be permitted to be raised at the meeting.

ADDITIONAL INFORMATION
Annual Report
      Novell’s Annual Report to Stockholders for the fiscal year ended October 31, 2005, including the consolidated financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to Novell, is being mailed to stockholders of record as of the close of business on February 15, 2006, together with this proxy statement.
Annual Meeting Summary
      Novell will provide a summary of the activities at the Annual Meeting of Stockholders, including the final vote on all proposals. The summary will be available on the Novell Investor Relations web site at www.novell.com/ir approximately one week after the Annual Meeting. Stockholders may also obtain a copy by calling (800) 317-3195.
OTHER MATTERS
      Novell is not aware of any other business to be presented at the Annual Meeting. No stockholder advised Novell of the intent to present any business at the Annual Meeting prior to the December 26, 2005 deadline. Accordingly, no other stockholder business will be permitted to be raised at the Annual Meeting.
      If matters other than those described herein should properly arise at the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Joseph A. LaSala, Jr.
Senior Vice President,
General Counsel and Secretary
February 28, 2006
Waltham, Massachusetts

Appendix A
NOVELL, INC.
STATEMENT ON CORPORATE GOVERNANCE
      The business of Novell, Inc. (the “Company”) is conducted by its employees, managers and officers, under the direction of the chief executive officer (the “CEO”) and the oversight of the Company’s Board of Directors (the “Board”), to enhance the long-term economic value of the Company for its stockholders. The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The Board and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, recruits, customers, suppliers, Novell communities, government officials and the public at large.

I.	Board Duties and Responsibilities
        A.     Oversight

To accomplish its mission to assure that the long-term interests of the stockholders are being served, the Board must:

1.	ensure that the Company operates in a legal, ethical, and socially responsible manner;

2.	select, evaluate, and offer substantive advice and counsel to the CEO and work with the CEO to develop effective measurement systems that will evaluate and determine the Company’s degree of success in creating long-term economic value for its stockholders;

3.	review, approve, and monitor fundamental financial and business strategies and major corporate actions;

4.	oversee the Company’s capital structure and financial policies and practices;

5.	assess major risks facing the Company and reviewing options for their mitigation; and

6.	provide counsel and oversight on the selection, evaluation, development and compensation of senior management and provide critical and candid feedback on its successes and failures.

B.	Corporate Governance

The Board will annually review and, if it deems appropriate, approve changes to this statement on corporate governance that have been recommended to the Board by the Corporate Governance Committee.

C.	Committee Charters

The Board will annually review and, if it deems appropriate, approve changes to the Company’s Audit, Compensation, Corporate Governance and Information Technology Oversight Committee charters that have been recommended to the Board by such committees. The chairpersons of the various committees shall consult with the Corporate Governance Committee in coordinating the work assignments of the various committees.
        D.     Evaluation and Education

The Board shall oversee the Corporate Governance Committee’s initiatives for the evaluation and education of the full Board, the committees of the Board and individual Board members.
        E.     Company Visitation

Non-employee directors are encouraged to visit the Company and its subsidiaries at least once each year to familiarize himself/herself with the business of the Company and its subsidiaries. These visits should be pre-arranged with the CEO, and directors are requested to report to the full Board at the next Board meeting after any such visit.

        F.     Assessing CEO Performance

The Board believes that the CEO’s performance should be evaluated annually. The Compensation Committee shall make a recommendation to the Board, meeting without the CEO or any other members of management present, as to (i) an evaluation of the CEO’s performance and (ii) the CEO’s compensation package, which may include salary, bonus, and long-term incentives such as stock and stock option awards. The Board shall then evaluate the CEO’s performance and the independent members shall either approve the recommendation of the Compensation Committee regarding the CEO’s compensation package, or request that the Compensation Committee make a new recommendation based on the performance evaluation of the CEO by the Board. The following areas shall be a part of the performance evaluation of the Compensation Committee and the Board: (i) the creation of a Company vision and strategy; (ii) the execution of the vision and strategy; (iii) the development of sound long term and annual business plans in support of the approved strategy; (iv) maintenance of consistent values and exemplary conduct; and (v) the development, retention and motivation of an effective executive management team and succession plans for the executive management team. The annual assessment of the performance of the CEO will be discussed with the CEO in a manner to be determined by the chairpersons of the Compensation Committee and the Corporate Governance Committee.
       G.     Succession Planning

The Board shall oversee the Compensation Committee initiatives for succession planning.
        H.     Business Conduct and Ethics

The Board believes that, in order to maintain the highest ethical, legal and socially responsible conduct, the Company should maintain appropriate codes of business conduct and ethics applicable to directors and employees, including the CEO and the senior financial officers regarding: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality; (iv) fair dealing; (v) protection and proper use of Company assets; (vi) compliance with laws, rules and regulations; (vi) honest and ethical conduct; (vii) full, fair, accurate, timely and understandable disclosure in the periodic reports, proxy statements and other documents that the Company is required to file under the Securities Exchange Act of 1934, as amended; (viii) compliance with applicable governmental rules and regulations. and (ix) such other matters as the Board deems appropriate. The Board has delegated the responsibility for establishing and overseeing these codes of business conduct and ethics to the Audit Committee and the Corporate Governance Committee.
        I.     Risk Management

The Board shall discuss periodically with the Audit Committee and management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures. The Board also shall review the Company’s existing processes and policies with respect to risk assessment and risk management.

II.	Corporate Organization
        A.     Board of Directors

The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size of the Board. The Board shall periodically review its size to consider the size that is appropriate for its effective operation. In general, the Board believes that its appropriate size is nine to twelve members, recognizing that retirements, resignations and recruiting delays may result, periodically, in the Board consisting, for some transitional period, of a slightly greater or lesser number of directors than the Board may have targeted.

        B.     Management

After considering the recommendations of the CEO, the Board will appoint the members of the executive management of the Company.

III.	Membership on Board of Directors
        A.     Mix of Directors; “Independent” Directors

A substantial majority of the Board will be “independent” in accordance with Nasdaq listing standards. The Board’s current goal is to have at least 70% of its members be independent. Moreover, no director will be independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Where applicable, non-employee directors are encouraged to give notice to the Board, to the extent practicable, of an anticipated event or transaction that might affect their independence under applicable regulations and listing standards.
        B.     Board Membership Criteria

The Corporate Governance Committee is responsible for considering, reviewing with and making recommendations to the Board concerning the characteristics of the Board, including desired competencies, skills and attributes, for establishing criteria for persons to be nominated for election to the Board and its committees and for filling vacancies.
        C.     Leadership

The Board notes that all directors are elected by the stockholders and, therefore, have an equal voice. The Chairperson, the CEO, or the Board as a whole may call upon any one or more directors to provide leadership in a given situation. The Board understands that leadership in certain subject areas falls to the committee chairpersons responsible for the subject matter giving rise to the need, and that the chairpersons function as the committee liaisons to the Chairperson and the rest of the Board. In circumstances in which the independent directors meet without the Chairperson, the Chairperson of the Corporate Governance Committee (the “Presiding Director”) shall preside and shall: (i) coordinate the activities of the independent directors; (ii) provide input with respect to agenda items; and (iii) consult, as appropriate, with the other chairpersons of the Board committees in order to avoid diluting the authority or responsibility of such committee chairpersons.
        D.     Term Limits

The Board does not believe that it should establish term limits for service on the Board. Term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations, and therefore provide an increasing contribution to the Board as a whole.
        E.     Retirement

No person will be nominated by the Board to serve as a director after he or she has passed his or her 73rd birthday, unless the Corporate Governance Committee has waived the mandatory retirement age of such person as a director. Upon reaching the age of 73, each director will offer a standing letter of resignation for consideration by the Corporate Governance Committee. The Board, upon recommendation of the Corporate Governance Committee, shall have the opportunity to accept the resignation of such director at any time.
        F.     Resignation

Non-management directors who change their primary job responsibilities held at the time of their election to the Board will notify the Corporate Governance Committee. The Corporate Governance Committee will review whether such change in responsibilities will impair the director’s ability to effectively serve on the Board, and make a recommendation to the Board. The Board will, in its sole discretion, determine whether such change in responsibilities will impair the director’s ability to effectively serve on the Board, and may decide to request a letter of resignation from the director where it has determined the ability of the director to serve is impaired. Management directors will offer to resign from the Board upon their resignation, removal, or retirement as an officer of the Company. The Board will, in its sole discretion, determine whether to accept such resignation, provided that such director shall only continue to serve as a director after his resignation, removal or retirement for a transition period of up to one year after the date that he or she ceases to be an executive officer.

       G.     Additional Directorships

The Corporate Governance Committee and the Board will take into account the nature of, and the time involved in, a director’s service on other boards in evaluating the suitability of individual director candidates and making its recommendations to stockholders. Prior to accepting any invitation to serve on the board of directors of a public corporation or entity each director shall obtain the approval of the Chairman of the Board, acting in conjunction with the Chairman of the Corporate Governance Committee. The Chairman of the Board shall review all relevant facts and, under the guidance of the Chairman of the Corporate Governance Committee, may (i) determine that service on such board of directors raises actual or potential conflicts and deny the request, (ii) determine service on such board of directors does not raise actual or potential conflicts and approve the request, or (iii) recommend that the entire Corporate Governance Committee consider the request. In the event a director is invited to serve on the board of directors of a privately held corporation or entity, or a not-for-profit entity or any government or advisory group, the director shall only join such board of directors if such director determines (i) that a conflict of interest does not exist, is not likely to exist, and would not appear to exist, between his or her duties to that entity and his or her duties to the Company and (ii) no other circumstances exist that would be likely to interfere with the director’s performance of his or her duties to the Company. In the event that a director serves on the board of directors of a privately-held entity that is going public, the director shall obtain approval of his or her continued service on such board from the Chairman of the Board, acting in conjunction with the Chairman of the Corporate Governance Committee, as outlined above.

IV.	Board Meetings and Procedures
        A.     Number of Meetings; Attendance and Preparation

The Board holds a minimum of five regularly scheduled meetings per year. Directors are expected to attend all regularly scheduled meetings and to have, prior to the meetings, reviewed all written meeting materials distributed to them in advance. Directors are expected to be physically present at all regularly-scheduled meetings, and a director who is unable to attend a meeting is expected to notify the Chairperson in advance of such meeting. Attendance in person is always preferred. However, conference telephone, videoconference, or similar communication equipment attendance at a meeting is acceptable.
        B.     Distribution of Materials

The agenda for each meeting of the Board will be prepared by the Chairperson of the Board following consultation with other members of executive management and provided to directors along with “Board Books” containing supporting materials in a timely manner in advance of any meeting. Each director is expected to review these materials in advance of the meeting. Any director may request, without restriction, the addition of specific agenda items. Such requests will be discussed in a timely manner with the Chairperson of the Board prior to preparation and dissemination of the agenda to directors. Every director is expected to attend every Board meeting and meetings of committees on which he or she serves.

        C.     Attendance of Executive Management

The Board believes that attendance of key executive officers augments the meeting process by providing certain expertise and insight into items that are open for discussion at certain meetings. Directors will have complete access to the executive management and information concerning the Company’s business activities and performance. Such access will be guided by the Company’s policies regarding confidential information.
        D.     Executive Sessions of Independent Directors

The independent directors of the Board will meet in executive session not less than two times per year, or as they otherwise may determine necessary, without any management directors and any other members of the Company’s management who may otherwise be present, to: (i) approve the recommendation of the Compensation Committee regarding the CEO’s compensation package as set forth above in Section I.F. and (ii) consider such other matters as they may deem appropriate.
V.  Committees
        A.     General

1.	Except where Board committees have sole authority to act as required by applicable law or a listing standard, it is the general policy of the Company that major decisions be considered by the Board as a whole. As a consequence, the Board has determined to constitute only those committees that it believes are critical to the efficient operation of the Board or are required by applicable law or a listing standard. The Board currently has five standing Committees: the Audit Committee; the Compensation Committee; the Corporate Governance Committee; the Information Technology Oversight Committee and the Option Grant Committee. The Audit Committee, the Compensation Committee and the Corporate Governance Committee will each consist of three or more directors, each of whom will satisfy the independence requirements set forth herein and any additional requirements set forth in their respective charters and any other listing or regulatory requirements. The Corporate Governance Committee will recommend, and the Board will designate, a chairperson of each committee. The Chief Executive Officer of the Company shall be the sole member of the Option Grant Committee. The sole responsibility of the Option Grant Committee shall be to make grants of stock options and restricted stock to non-executive employees to allow for efficient response to hiring and other personnel needs.

2.	The Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Information Technology Oversight Committee each have appropriate written charters that have been adopted by the Board. The charter of each committee will be reviewed at least annually by the Board and the relevant committee.

3.	Chairpersons of committees and appropriate members of executive management will, where possible, develop an advance agenda for all committee meetings along with supporting materials in a timely manner in advance of any meeting. Each committee member is required to review all such materials in advance of the meeting. Insofar as possible, committee meetings will be scheduled in conjunction with meetings of the full Board.

4.	The Board is responsible for overseeing the activities of its committees (except where such committees have sole authority to act pursuant to applicable law or a listing standard) and for ensuring that the committees are fulfilling their duties and responsibilities. The Board will regularly receive reports from its committees regarding their activities and will take such actions as it deems necessary and appropriate in response to these reports.
        B.     Membership

1.	The Board does not believe in mandating fixed rotation of committee members and/or committee chairpersons, since there may be reasons at a given point in time for maintaining continuity.

Ideally, however, the Board will seek to rotate committee members and chairpersons, on a staggered basis to be determined in part by the annual performance reviews of each director.

2.	The Corporate Governance Committee will make recommendations regarding committee appointments to the Board for its approval. Proposed committee appointments, including the designation of committee chairpersons, will give consideration to any expressed desire of individual Board members. The Board will make the committee appointments at the first regularly scheduled Board meeting following each Annual Meeting of Stockholders.

3.	Any member of the Board may attend any of the committee meetings, subject to the provisions of that committee’s charter.

VI.	Other Principles
        A.     Disclosure and Review of Corporate Governance Principles

This Statement on Corporate Governance will be made available on the Company’s website. The Corporate Governance Committee will review this Statement on Corporate Governance from time to time, but not less frequently than annually, and will report the results of the review to the full Board.
        B.     Communications with Stockholders and Other Interested Parties

1.	The Chairperson and the CEO are responsible for establishing effective communications with the Company’s stockholders, customers, associates, communities, suppliers, creditors, governments and corporate partners.

2.	All external communications relative to the Company must and will originate from the Company’s executive management. The Board and its directors as individuals have a policy of referring all formal and informal requests for information, comment, meetings, interviews or other questions from external sources to the CEO or the designee of the CEO.

3.	All shareholder communications with the Board shall be in accordance with the Company’s Policy on Shareholder Communications With the Board of Directors.
        C.     Disclosure and Internal Controls Review Committee

The mission of the Disclosure and Internal Controls Review Committee of the Company is to assist the Company’s compliance with rules and regulations under federal law and the NASD relating to the Company’s reporting under the Exchange Act and other public disclosures. The Board believes it is imperative that the Company maintain such standards as are reasonably necessary to promote full, fair, accurate, timely and understandable disclosure in the periodic reports, proxy statements and other documents that the Company is required to file under the Exchange Act. These standards shall apply to all material matters, including the Company’s: (i) financial condition, results of operations and cash flows; (ii) business performance; (iii) foreseeable risk factors; (iv) stock ownership; and (v) executive and director compensation.
        D.     Repricing of Stock Options

No outstanding stock option granted to any director, officer, employee or consultant shall be repriced, replaced or regranted through cancellation, or by lowering the option exercise price of such previously granted option, unless the stockholders of the Company provide prior approval.
        E.     Annual Review of Stockholder Rights Plan

The Corporate Governance Committee shall conduct an annual review of the Company’s stockholder rights plan and make an annual recommendation to the entire Board regarding the advisability of making modifications to, or continuing to maintain, the stockholder rights plan or another plan.

Appendix B
NOVELL, INC.
AUDIT COMMITTEE CHARTER

I.	Purpose

The Audit Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Novell, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)	to assist the Board in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s Internal Controls (as defined in Section II.C.1.) and (iv) the performance of the Company’s internal audit function;

(ii)	to interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors, to pre-approve their compensation, and to monitor the independent auditors’ qualifications and independence; and

(iii)	to prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

With respect to financial reporting, and compliance with laws and regulations, management is primarily responsible for the Company’s reporting process and the system of Internal Controls. Management is responsible for the completeness and accuracy of the Company’s financial statements and the fair presentation of the financial condition, results of operations and cash flows of the Company. Management is also primarily responsible for assuring compliance with applicable laws and regulations and with the Company’s Code of Business Ethics. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles (“GAAP”). The Independent Auditors shall provide an attestation report on management’s assessment of internal control over financial reporting in accordance with Rule 2-02(f) of Regulation S-X promulgated by the SEC. Consistent with the specific duties of the Committee listed below, it is the responsibility of the Committee, working in conjunction with management and the independent auditors, to oversee and monitor these policies and procedures in a manner that achieves their objectives.

II.	Responsibilities and Duties
       A.     Financial Reporting
            1.     General

The Committee shall review and discuss with management and the independent auditors, as appropriate, the following:

(i)	the Company’s policies and procedures regarding disclosures that may impact the financial statements,

(ii)	significant financial reporting issues and judgments;

(iii)	the adequacy of the Company’s Internal Controls and any actions taken to address reportable or material control deficiencies;

(iv)	financial statement presentation;

(v)	any regulatory and accounting initiatives;

(vi)	all alternative treatments of the Company’s financial information, including the use of “pro forma” or “adjusted” non-GAAP information, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors;

(vii)	any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application and disclosure of critical accounting principles and practices, all alternative assumptions, estimates or methods used by the independent auditors or that have been discussed with management and the effects, if any, such treatments have on the Company’s financial statements and the treatment preferred by the independent auditors;

(viii)	all “special-purpose” entities, off-balance sheet structures and all complex financing transactions;

(ix)	any disagreements that may have occurred between the independent auditors and management relating to the Company’s financial statements or disclosures;

(x)	any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements; and

(xi)	any other matters required to be discussed by applicable auditing standards, laws or regulations.
            2.     Preparation and Release of Financial Information

(i)	For annual information, the Committee shall review and obtain an understanding of the scope and timing of the annual audit as well as the results of the audit work performed by the independent auditors. For quarterly information, the Committee shall obtain an understanding of the extent to which the independent auditors review quarterly financial information.

(ii)	The Committee shall meet with the Company’s general counsel, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on the Company’s financial results and related disclosures.

(iii)	The Committee shall review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and ratings agencies.

(iv)	The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s Forms 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures prior to their release to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented.

(v)	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
            3.     Audit Committee Report

The Committee shall prepare annually a report in accordance with the applicable rules and regulations of the SEC for inclusion in the Company’s proxy statement.

       B.     Monitoring Compliance with Laws

The Committee shall meet periodically with the senior members of the internal audit department, the general counsel’s office and, where appropriate, the independent auditors, to review the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Ethics. Specifically, the Committee shall, among other actions as it deems appropriate, perform the following:

(i)	oversee the implementation of the Company’s Code of Business Ethics and, if separate from the Company’s Code of Business Ethics, the Code of Ethics for Senior Financial Officers;

(ii)	oversee the Company’s anti-fraud program;

(iii)	review significant cases of conflict of interest, misconduct, or fraud under the Code of Business Ethics and the resolution of such cases in accordance with applicable SEC rules and Nasdaq listing standards;

(iv)	review the Company’s policies and processes for compliance with U.S. and foreign country export controls, laws and regulations; and

(v)	review the Company’s policies and processes for compliance with the Foreign Corrupt Practices Act and the Federal Sentencing Guidelines.
       C.     Oversight of Disclosure Controls and Procedures and Internal Controls and Procedures

1.	The Committee shall oversee the Company’s (i) disclosure controls and procedures, (ii) internal control over financial reporting (as defined by the SEC), as well as (iii) internal controls generally (collectively, “Internal Controls”). The Committee will review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the Internal Controls of the Company. This review will include any recommendations for the improvement of such Internal Controls or particular areas where new or more detailed Internal Controls are desirable.

2.	The Committee shall oversee the initiatives that the Corporation undertakes in connection with Section 404 of the Sarbanes-Oxley Act of 2002 to (i) establish and maintain an adequate internal control structure and procedures for financial reporting and (ii) assess the effectiveness of such internal control structure and procedures.

3.	The Committee shall evaluate whether management is setting the appropriate tone at the top by communicating the importance of strong Internal Controls.

4.	The Committee shall evaluate the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.
       D.     Oversight of Internal Audit

1.	The Committee shall oversee the activities, organizational structure and qualifications of the internal audit department. The internal audit department shall report functionally to the Committee and administratively to the Company’s Chief Financial Officer.

2.	A representative from the internal audit department shall attend Committee meetings and report, at least semi-annually, to the Committee on audit results for the period and the status of the audit schedule. Reports may be made at more frequent intervals if deemed necessary by the Committee or as may be requested by the internal audit department.

3.	The Committee shall review and approve the annual internal audit plan, objectives, schedules and any special projects undertaken by the internal audit department.

4.	The Committee shall discuss with the internal audit department any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal audit department the results of the internal audits and special projects.

5.	The Committee shall review any significant reports to management prepared by the internal audit department, management’s responses and the status of any recommended corrective action. Particular emphasis will be given by the Committee to significant control deficiencies and actions taken by management to correct them.

6.	The Committee shall discuss with the internal audit department any audit problems or difficulties, including any restrictions on the scope of the internal audit department’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention.

7.	The Committee may request, either directly, through the Chief Financial Officer or the corporate controller, that the internal audit department perform special studies, investigations, or other services in matters of interest or concern to the Committee.

8.	The Committee shall review the effectiveness of the internal audit function, conduct performance reviews of the Company’s internal auditor, and approve the compensation of the internal auditor.

9.	The Committee shall periodically review the charter of the internal audit department to ensure that it provides for the independence, objectivity and authority of the internal audit function, and make recommendations thereto. The Committee shall ensure that the members of the internal audit department shall have unrestricted access to all of the Company’s records, reports, personnel, and physical properties as may determined by the members of the internal audit department to be relevant to the performance of their audits.

10.	The Committee shall review and approve the appointment and replacement of the senior member of the Company’s internal audit department.
       E.     Oversee Relationship with Independent Auditors
            1.     Appointment and Authorization of Services

a.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate and oversee the activities of the Company’s independent auditors.

b.	The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

c.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Committee may delegate to one or more of its members the authority to grant pre approvals for the performance of non-audit services, and any such Committee member who pre approves a non-audit service shall report the pre approval to the full Committee at its next scheduled meeting. The Committee shall periodically notify the Board of their approvals.

d.	Prior to the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit.
            2.     Oversight of Independence and Qualifications of Independent Auditors

a.	In order to assess the independence of the Independent Auditors, the Committee shall, at least annually, obtain and review a report by the independent auditors describing all relationships between the firm and the Company and all professional services provided to the Company. The Committee shall review with the independent auditors the nature and scope of all disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors.

b.	The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (a) the auditing firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

c.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and independence, including whether the independent auditors’ quality controls are adequate. In making its evaluation, the Committee shall take into account the opinions of management and the senior member of the Company’s internal audit department. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.
            3.     Other Oversight Responsibilities

a.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention under auditing standards.

b.	The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors so as to preserve the independence of the independent auditors.

III.	Other Powers and Responsibilities
       A.     Evaluations

With the assistance of the Corporate Governance Committee, the Committee shall annually review and assess its own performance and the performance of each Committee member and report to the Board the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.
       B.     Investigations; Retention of Professional Advisors

1.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The President, the Chief Financial Officer or the Corporate Secretary of the Company shall provide or arrange to provide such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of the Company, and/or others whose views would be considered helpful to the Committee.

2.	The Committee shall have the authority to obtain advice, counsel and assistance from internal and external legal, accounting and other advisors for any reason, including but not limited to in connection with any special investigations deemed necessary by the Committee. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

       C.     Risk Management

The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures. The Committee also shall review the Company’s existing processes and policies with respect to risk assessment and risk management.
       D.     Investment Oversight

The Committee shall oversee the Corporation’s investments, including investment policies, controls and procedures, and portfolio performance.
       E.     Grievance Procedures

The Committee shall establish procedures (i) for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
       F.     Disputes with Management

The Committee shall resolve any significant disagreements between the independent auditors and management, and between the internal audit department and management.
       G.     Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.
       H.     Reports

The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit department and the effectiveness of the Company’s Internal Controls.
       I. Miscellaneous

1.	The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

2.	The Company will provide appropriate funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

IV.	Membership and Organization of Committee
       A.     Size of Committee

The Committee shall consist of at least three directors.
       B.     Member Qualifications

1.	Each of the members of the Committee shall meet the independence and experience requirements of the NASD and applicable federal securities laws, including the additional audit committee independence requirements set forth in Section 10A(m)(3) of the Exchange Act of 1934, as amended, and the rules promulgated thereunder.

2.	Each of the members of the Committee must be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement at the time of his or her appointment to the Committee. At least one member shall be a financial expert with the education and past employment experience necessary for compliance with the audit committee composition requirements of the NASD. To the extent possible, at least one member shall be an “audit committee financial expert” as that term is defined by the SEC.

3.	Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

       C.     Appointment

The members of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.
       D.     Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.	Conduct of Meetings
       A.     Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than five (5) times per year, either in person or telephonically. Half of the members of the Committee shall constitute a quorum. The Chairman of the Board or any Committee member shall have the right to call a special meeting of the Committee.
       B.     Non-Committee Member Attendees

1.	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

2.	The Committee shall meet with the independent auditors, the senior member of the Company’s internal audit department, and management in separate meetings as often as it deems necessary and appropriate in its judgment.
       C.     Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.
       D.     Minutes

A member of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.
       E.     Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

Appendix C
NOVELL, INC.
COMPENSATION COMMITTEE CHARTER

I.	Purpose

The Compensation Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Novell, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)	to review, consider, and suggest compensatory plans and pay levels for the Chief Executive Officer (“CEO”) for approval by the independent members of the Board, and to review, consider, and suggest and approve compensatory plans and pay levels for all other officers of the Company subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all executives who are direct reports to the Chief Executive Officer (together with the CEO, the “Executives”);

(ii)	to recommend the annual retainer and meeting attendance fees for all non-employee directors of the Company (the “Directors”) for service on the Board and its committees to the Corporate Governance Committee;

(iii)	to review and administer (in conjunction with management) the employee long- and short-term compensation plans, employee performance-based incentive plans (which are cash and equity based) and other employee benefit plans in alignment with the Company’s business strategy and in a manner that reflects, in general, programs and practices within the high technology industry; and

(iv)	to issue annually a report on executive compensation in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s proxy statement.

II.	Responsibilities and Duties

The Committee has the following responsibilities:

(i)	to periodically review, consider and approve the philosophy for compensation of its Directors, Executives and employees.

(ii)	to provide oversight with regard to the development and ongoing refinement of the Company’s compensation philosophies on behalf of any compensation or benefit plan maintained by the Company.

(iii)	to periodically review, consider and recommend to the Corporate Governance Committee the total compensation program for the Directors for service on the Board and its committees. Overall compensation may include a cash annual retainer, cash meeting fees, stock compensation and additional consideration as recommended by the Committee. Total compensation is to be based on market data from the high technology industry, provided by an independent consultant retained by the Committee for such purpose.

(iv)	to periodically review, consider and approve the total compensation program for Executives to ensure that the elements of that program support the Company’s philosophy for the compensation of Executives and relate back to the Company’s strategy, as established by the Board. The compensation program may be composed of a mix of base salary, short and long-term incentives, deferred compensation programs, equity awards and executive benefits. The Committee shall also review, consider, suggest and approve individual compensation packages for each of the Executives, except that the package for the CEO shall be approved by the independent members of the Board.

(v)	to consider, in evaluating Executive compensation, both the Company’s and the Executive’s performance, compensation paid to similar executive officers of other companies within the high technology industry and past awards to the Executive.

(vi)	to establish and administer objective performance goals under which performance-based compensation may be paid to the CEO and the Named Executive Officers (as that term is defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended) of the Company and to certify that such performance goals are attained prior to the payment of any performance-based compensation that is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code; provided that the independent members of the Board shall have final approval over the administration of performance goals for the CEO.

(vii)	to periodically review, consider and approve the total compensation program for employees to ensure that the elements of that program support the Company’s philosophy for the compensation of employees and relate back to the Company’s strategy, as established by the Board. The compensation program may be composed of a mix of base salary, short and long-term incentives, deferred compensation programs, equity awards and benefits.

(viii)	to interpret, administer and, where applicable, make awards to Executives and employees under the Company’s employee stock option and stock purchase plans (the “Stock Plans”) and other benefit plans, including determining eligibility, the number and type of options available for grant and the terms of such grants, to review and approve management’s recommendations, and if the Committee deems necessary, to amend those Stock Plans. With respect to employee compensation only, the Committee may delegate this responsibility to one or more sub-committees as it determines to be appropriate.

(ix)	to subject itself to oversight by the Board and fully cooperate with any audit of the Committee or any other request for information by the Board or the Company’s internal and outside auditors, including to open its books and records in connection with the Board’s oversight, any audit of the Committee or any such request for information.

(x)	to prepare annually a report to the Board regarding the compensation of the Executives of the Company that are subject to the reporting requirements of Section 16 of the Exchange Act in accordance with the applicable rules and regulations of the SEC stating the criteria by which such Executives receive compensation and for inclusion in the Company’s proxy statement.

(xi)	to monitor compliance with Section 304 of the Sarbanes Oxley Act of 2002 (16 U.S.C Section 7423) and Section 13(k) of the Exchange Act, relating, respectively to forfeiture of certain bonuses and profits by the CEO and Chief Financial Officer and to the prohibition on personal loans by the Company to the directors and officers of the Company.

(xii)	to periodically review with the CEO and other members of management, matters relating to management succession and executive development, including, but not limited to compensation.

(xiii)	to review, consider and approve special employment arrangements and agreements for Executives and potential hires that would likely become executive officers.

(xiv)	to oversee the Company’s global employee benefit programs and advise on which changes should be approved by the stockholders or the Board, where applicable.

(xv)	to periodically advise and consult with the Company’s Executives regarding managerial personnel matters.

III.	Other Powers and Responsibilities
       A.     Evaluations

With the assistance of the Corporate Governance Committee, the Committee shall annually review and assess its own performance and the performance of each Committee member and report to the Board the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.
       B.     Reports

The Committee shall make regular reports to the Board, providing an overview of its activities, summarizing Committee actions and commenting on the fulfillment of the Committee’s duties under this Charter. The Committee shall also present resolutions to the Board that the Committee has recommended be adopted at the Board level.
       C.     Retention of Professional Advisors

The Committee shall have the authority to retain consultants and other third-party advisors of its selection to provide it with advice and counsel about the Company’s compensation and benefit programs. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.
       D.     Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.
       E.     Miscellaneous

The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.
IV.                       Membership and Organization of Committee
       A.     Size of Committee

The Committee shall consist of at least three directors.
       B.     Member Qualifications

All members of the Committee shall meet the definitions of: “independent director” under the Rules of the Nasdaq Stock Market, Inc.; “outside director” under Treasury Regulation 1.162-27 (e)(3), for purposes of Internal Revenue Code Section 162(m); and “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as such requirements may change from time to time.
       C.     Appointment

The members of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.
       D.     Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.                  Conduct of Meetings
       A.     Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than four (4) times per year, either in person or telephonically. Half of the members of the Committee shall constitute a quorum. The Chairman of the Board, the Chairman of the Committee, the Company’s Chief Executive Officer or the Company’s Senior Vice President, People shall have the right to call a special meeting of the Committee.
       B.     Non-Committee Member Attendees

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests. Notwithstanding the foregoing, the compensation of the Chief Executive Officer shall be approved by the Committee meeting in executive session. The compensation of the other Executives shall be approved by the Committee meeting in an executive session at which the Chief Executive Officer may be in attendance.
       C.     Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.
       D.     Minutes

A member of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.
       E.     Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

Appendix D
NOVELL, INC.
CORPORATE GOVERNANCE COMMITTEE CHARTER

I.	Purpose

The Corporate Governance Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Novell, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)	to establish criteria for the selection of directors and to recommend to the Board the nominees for director in connection with the Company’s annual meeting of stockholders;

(ii)	to take a leadership role in shaping the Company’s corporate governance policies and to develop and recommend to the Board the Company’s Statement on Corporate Governance; and

(iii)	to oversee and coordinate annual evaluations of the Board, its committees and its members.

II.	Responsibilities and Duties

A.	Composition of the Board

The Committee has the following responsibilities:

(i)	to consider and make recommendations to the Board concerning the appropriate size and overall characteristics of the Board, including desired competencies, skills and attributes and the desired ratio of “independent” and non-“independent” directors, as such term is defined by applicable regulatory and listing standards;

(ii)	to establish criteria for persons to be nominated for election to the Board and its committees, taking into account the composition of the Board as a whole. In addition, the Committee may consider, as appropriate in a particular case, the candidate’s: (a) qualification as “independent” under the various standards applicable to the Board and each of its committees, as well as in the judgment of the Committee; (b) depth and breadth of experience within the Company’s industry and otherwise; (c) outside time commitments; (d) special areas of expertise; (e) accounting and finance knowledge; (f) business judgment; (g) leadership ability; (h) knowledge of international markets; (i) experience in developing and assessing business strategies; (j) corporate governance expertise; (k) risk management skills; and (l) for incumbent members of the Board, the past performance of the incumbent director, in addition to the foregoing criteria. All nominations for membership on the Board shall be in compliance with the Company’s Procedures for the Nomination of Members of the Board. All nominations for membership on the Board shall be zero-based; i.e. the re-nomination of incumbent directors shall also take all criteria into account, and not merely the analysis of past performance;

(iii)	to conduct searches for prospective directors, review candidates recommended by stockholders, and evaluate and recommend candidates for election to the Board or to fill vacancies. In making its recommendation, the Committee shall seek out outstanding talent among minority groups and women, and shall give consideration to the staffing needs of each of the committees of the Board;

(iv)	to review on an annual basis and recommend to the Board one member of the Board to serve as Chairperson (who also may be the Chief Executive Officer);

(v)	to establish policies for reviewing the continued appropriateness of Board membership when an individual director changes the position he or she held when elected or appointed to the Board;

(vi)	evaluate and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of committee chairs; recommendations shall consider suggestions from the Chairperson of the Board, desired characteristics of committee members, specific legal and regulatory requirements, whether there should be a policy of periodic rotation of directors among the committees, the number of boards and other committees on which the directors serve, and whether there should be any limitations on the number of consecutive years a director should serve on any one committee; and

(vii)	to periodically review the “independence” of each director, as such term is defined by applicable regulatory and listing standards.

B.	Corporate Governance Oversight

The Committee has the following responsibilities:

(i)	to periodically review and assess the adequacy of the Company’s corporate governance principles and recommend any changes to the Board for its approval and adoption;

(ii)	to evaluate and recommend to the Board the responsibilities of the Board committees, including the structure, operations and the authority to delegate to subcommittees;

(iii)	to assist the Board in its allocation of workload among the various committees of the Board;

(iv)	to periodically review and reassess the adequacy of the charters of the various committees of the Board and recommend any proposed changes to the Board for its approval;

(v)	to assist the Board with development of responsibilities of directors, including basic duties and responsibilities with respect to attendance at board meetings and advance review of meeting materials;

(vi)	to periodically review, consider and recommend to the Board the total compensation program for all non-employee directors of the Company for service on the Board and its committees upon recommendation of the Compensation Committee;

(vii)	to oversee the review and update, when appropriate, of the Company’s Code of Business Ethics and Code of Ethics for Senior Financial Officers;

(viii)	to oversee the review and update, when appropriate, and implementation of the Company’s Non-Employee Director Code of Ethics, including reviews of any conflicts of interest that may arise involving directors;

(ix)	to approve all service by senior executive officers on outside boards of directors, other than service on boards that is at the request of the Company; and

(x)	to review and recommend adoption of all director and officer insurance policy requirements.

C.	Board Evaluation and Development

The Committee has the following responsibilities:

(i)	to oversee and coordinate an annual evaluation of the full Board, the various Board committees and individual Board members, which evaluations shall be reported to the whole Board;

(ii)	to establish and maintain an orientation program for new directors; and

(iii)	to develop, or make available, a continuing education program conducted either internally or externally for all directors.

III.	Other Powers and Responsibilities

A.	Evaluations

The Committee shall annually review and assess its own performance and the performance of each Committee member and report to the Board the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

B.	Reports

The Committee shall make regular reports to the Board, providing an overview of its activities, summarizing Committee actions and commenting on the fulfillment of the Committee’s duties under this Charter. The Committee shall also present resolutions to the Board that the Committee has recommended be adopted at the Board level.

C.	Retention of Professional Advisors

The Committee shall have the authority to retain consultants and other third-party advisors of its selection as it deems necessary to provide it with advice and counsel, including a search firm to fulfill its responsibilities of identifying candidates for Board membership. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

D.	Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

E.	Related Party Transactions

The Committee shall review and approve all transactions between the Company (and its subsidiaries) and its directors and executive officers, and shall promptly make a report of all such transactions to the full Board.

F.	Miscellaneous

The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

IV.	Membership and Organization of Committee

A.	Size of Committee

The Committee shall consist of at least three directors.

B.	Member Qualifications

The members of the Committee shall meet the definition of “independent director” under the Rules of the Nasdaq Stock Market, Inc., as such requirements may change from time to time.

C.	Appointment

The members of the Committee shall be appointed by the Board. The Board shall designate one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.

D.	Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.	Conduct of Meetings

A.	Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than three (3) times per year, either in person or telephonically. Half of the members of the Committee shall constitute a quorum. The Chairman of the Board, the Chairman of the Committee, or the Company’s Chief Executive Officer shall have the right to call a special meeting of the Committee.

B.	Non-Committee Member Attendees

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

C.	Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

D.	Minutes

A member of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.

E.	Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

Appendix E
NOVELL, INC.
INFORMATION TECHNOLOGY OVERSIGHT COMMITTEE CHARTER

I.	Purpose
The purpose of the Information Technology Oversight Committee is to:

•	Oversee major information technology (“IT”) related projects and technology architecture decisions;

•	Direct management to implement IT programs that effectively support the Company’s business objectives and strategies;

•	Provide guidance to the Company’s senior IT management team; and

•	Advise the Board of Directors on IT related matters.

II.	Membership and Subcommittees
The Information Technology Oversight Committee shall consist of such number of members of the Board of Directors as shall be appointed by the Board from time to time, but in no event shall the Committee consist of fewer than three members. The Board of Directors shall designate the Chairperson of the Committee. The Board of Directors may change the membership of the Committee at any time. Unless otherwise prohibited by the Company’s Certificate of Incorporation or Bylaws, the Information Technology Oversight Committee may form and delegate authority to any subcommittee as it deems appropriate or advisable.

III.	Functions, Powers and Responsibilities
The Information Technology Oversight Committee shall:

A.	IT Projects

1.	Appraise and critically review the financial, tactical and strategic benefits of proposed major IT related projects and technology architecture alternatives.

2.	Oversee and critically review the progress of major IT related projects and technology architecture decisions.

3.	Make recommendations to the Board of Directors with respect to IT related projects and investments that require Board approval.

B.	IT Security

1.	Monitor the quality and effectiveness of the Company’s IT security.

2.	Periodically review and appraise the Company’s IT disaster recovery capabilities.

C.	Internal Controls

1.	Monitor the quality and effectiveness of IT systems and processes that relate to or affect the Company’s internal control systems.

2.	Periodically report to and consult with the Audit Committee of the Board of Directors regarding IT systems and processes that relate to or affect the Company’s internal control systems.

E-1

D.	Advisory Role

1.	Provide guidance to the Company’s senior IT management team.

2.	Stay informed of, assess and provide guidance to the Company’s senior IT management team with respect to new technologies, applications and systems that relate to or affect the Company’s IT strategy or programs.

E.	Other

1.	Annually review the Committee’s own performance, and report the results of such review to the Board of Directors.

2.	Annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.

3.	Report regularly to the Board of Directors on matters within the scope of the Committee, as well as any special issues that merit the attention of the Board.

4.	Perform such other duties as the Committee may deem necessary or appropriate, or as the Board of Directors may from time to time assign to it.

E-2

N	NOVELL, INC. 404 Wyman Street Waltham, MA 02451
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints Jack L. Messman, Joseph S. Tibbetts, Jr. and Joseph A. LaSala, Jr., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Novell, Inc. to be held at our offices at 404 Wyman Street, Waltham, Massachusetts 02451 on Thursday, April 6, 2006 at 10 a.m. local time and at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE AUDITORS, AGAINST THE PROPOSAL REGARDING MAJORITY VOTING IN THE ELECTION OF DIRECTORS AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.
PLEASE VOTE BY THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued on reverse side)

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Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1
PROPOSAL 1— Election of Directors

Nominees
01. Albert Aiello
02. Fred Corrado
03. Richard L. Crandall
04. Claudine B. Malone
05. Jack L. Messman
06. Richard L. Nolan
07. Thomas G. Plaskett
08. John W. Poduska, Sr.
09. James D. Robinson, III
10. Kathy Brittain White
FOR
all nominees listed
(except as
indicated)
☐
WITHHOLD
AUTHORITY
to vote for
all nominees listed
☐

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 2 —	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD RECOMMENDS A VOTE AGAINST PROPOSAL 3

PROPOSAL 3 —	Stockholder Proposal for the amendment of Novell’s charter or bylaws to provide that director nominees shall be elected by a majority of votes cast	FOR ☐	AGAINST ☐	ABSTAIN ☐

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the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/novl
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the internet at www.novell.com